UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Calumet, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Calumet, Inc. 1060 N Capitol Ave Suite 6-401 Indianapolis, IN 46204-1044

To Our Stockholders:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Calumet, Inc. (“we,” “our,” “us,” or the “Company”) to be held virtually at www.virtualshareholdermeeting.com/CLMT2026 on June 2, 2026, at 9:00 a.m. ET. The matters expected to be acted upon at the Annual Meeting are described in detail on the following pages.
We are using a U.S. Securities and Exchange Commission rule that allows us to furnish our proxy materials over the internet. As a result, we are mailing to our stockholders a Notice Regarding the Availability of Proxy Materials instead of a paper copy of the following Proxy Statement, together with our 2025 Annual Report. The Notice Regarding the Availability of Proxy Materials contains instructions on how to access those documents over the internet or receive a paper copy of those documents. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.
It is important that you use this opportunity to take part in the affairs of the Company by voting on the business to come before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote electronically via the internet or by telephone as described in the Notice Regarding the Availability of Proxy Materials and under “Information About the Meeting-Internet and Telephone Voting” within the following Proxy Statement, or alternatively, if you have received paper copies of our proxy materials, please complete, date, sign, and promptly return the accompanying proxy card or voting instruction form by mail using the enclosed envelope so that your shares may be represented at the Annual Meeting. Returning or completing the proxy card does not deprive you of your right to attend the Annual Meeting and vote your shares.
Thank you for your continued support of the Company.

Sincerely,

/s/ Todd Borgmann
Todd Borgmann
President & Chief Executive Officer
April 20, 2026

Notice of 2026 Annual Meeting of Stockholders
Date and Time
June 2, 2026 (Tuesday) 9:00 a.m. (Eastern Time)
Location
The Annual Meeting will be held virtually at www.virtualshareholder
meeting.com/CLMT2026
Who Can Vote
Only stockholders of record at the close of business on April 6, 2026, which is the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) will be held for the following purposes:

PROPOSALS	BOARD VOTE RECOMMENDATION	FOR FURTHER DETAILS
Election of Three Class II Director Nominees Named in the Accompanying Proxy Statement as Directors to Serve Until the 2029 Annual Meeting of Stockholders	FOR EACH DIRECTOR NOMINEE	Page 8
Advisory Vote to Approve Executive Compensation	FOR	Page 28
Ratification of Selection of Grant Thornton LLP as Independent Registered Public Accounting Firm for 2026	FOR	Page 61

Stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
To participate in the virtual meeting, including to submit questions, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. Please refer to the “Attending the Meeting” section of the Proxy Statement for more details about attending the Annual Meeting online. If you hold your shares as of the record date as a stockholder of record or as a beneficial owner, you or your proxyholder may participate, vote, or submit questions during the meeting. A list of stockholders of record entitled to vote shall be available to any stockholder for any purpose relevant to the 2026 Meeting during the 10 days prior to the Annual Meeting upon request to the Office of the Corporate Secretary.
Indianapolis, Indiana
April 20, 2026
By Order of the Board of Directors,
/s/ Gregory J. Morical
Gregory J. Morical
Senior Vice President, General Counsel & Secretary

HOW TO VOTE
Whether or not you plan to attend the Annual Meeting, please vote electronically via the internet or by telephone as described on the Notice Regarding the Availability of Proxy Materials and under “Information About the Meeting-Internet and Telephone Voting” in the Proxy Statement, or alternatively, if you have received paper copies of proxy materials, complete, date, sign, and promptly return the accompanying proxy card or voting instruction form by mail using the enclosed envelope so that your shares may be represented at the Annual Meeting.

Internet Visit the website listed on your proxy card.
Telephone Call the telephone number on your proxy card.
Mail Sign, date, and return your proxy card in the enclosed envelope.
At the Annual Meeting Instructions will be provided on the meeting website during the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 2, 2026: The 2026 Proxy Statement, together with the 2025 Annual Report, are available at www.proxyvote.com
A Notice Regarding the Availability of Proxy Materials or the Proxy Statement and related proxy materials were first sent or made available to stockholders on April 20, 2026.

Calumet Business Highlights
2025 was a defining year for Calumet. Throughout the year, we materially reduced financial risk, strengthened our balance sheet and positioned the company for its next phase of growth. Highlights include:

Financial
•
In fiscal year 2025, Calumet recorded net loss of $33.8 million. The Company posted Adjusted EBITDA with Tax Attributes[1] of $293.3 million in 2025, an increase of approximately 28% compared to the prior year period.
•
Our revenue reached $4.1 billion in 2025.
•
Calumet reduced restricted group debt by more than $220 million in 2025.
•
In the first quarter of 2026, Calumet eliminated its near-term maturities by retiring its 2026 and 2027 Senior Notes. The Company also issued $405 million of Senior Notes due 2031 through an upsized Notes offering.
•
As of December 31, 2025, Calumet’s Total 3-Year Cumulative Shareholder Return was approximately 17.7%.

Strategic
•
Our diversified product offerings of over 1,900 specialty and fuel products were sold to approximately 2,400 customers in 2025. We believe that our ability to provide our customers with a more diverse selection of products than most of our competitors gives us an advantage in meeting the needs of large, strategic customers and allows us to compete in profitable niches.
•
We demonstrated Montana Renewables, LLC (“Montana Renewables”) as a top tier renewable fuels producer, benefitting from an early moving position in Sustainable Aviation Fuel (“SAF”) and enhanced cost position.
•
Montana Renewables, an unrestricted subsidiary of Calumet, closed a $1.44 billion Loan Guarantee Agreement (the “LGA”) from the U.S. Department of Energy (the “DOE”), the first of its kind under the Trump Administration. The LGA provides funding for the construction and expansion of our renewable fuels facility and positions Montana Renewables as one of the largest SAF producers globally.
•
With receipt of the first tranche of funding under the DOE Loan, we completely recapitalized Montana Renewables, eliminating approximately $80 million in annual cash debt service. Further, the Company monetized over $90 million of production tax credits in 2025.
•
In 2025, we identified a faster and more cost-effective path to scale our Montana Renewables business through our MaxSAF® 150 expansion. We expect the project to deliver 120 to 150 million gallons of annual SAF for an expected $20 million to $30 million of capital expenditures in the second quarter of 2026 compared to our initial estimate of $150 million to $250 million for this step.
•
In March 2025, we closed on the accretive sale of the assets related to the industrial portion of our Royal Purple® business, for approximately $110 million.

[1]
Adjusted EBITDA and Adjusted EBITDA with Tax Attributes are non-GAAP financial measures. See Appendix I to this Proxy Statement for reconciliations of such measures to the most comparable GAAP financial measures. These non-GAAP financial measures are not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss) or other financial measures prepared in accordance with GAAP.

Calumet, Inc. 1 2026 Proxy Statement

Business
•
Calumet achieved record production for its Specialties and Montana Renewables businesses and captured approximately $100 million of Company-wide cost reduction initiatives.
•
This cost transformation, coupled with our leading commercial excellence platform and reliability initiatives that drove 1.3 million barrels of increased annual production, positioned the Company for strong free cash flow generation.
•
Montana Renewables demonstrated its differentiated competitive position in one of the most challenging renewable diesel environments on record. Our renewables business further demonstrated ratable production and derisked its operations, while achieving operating costs of $0.42 per gallon at year-end 2025.
•
Our Performance Brands Segment continued to grow substantially. 2025 net income increased from the prior year and 2025 Adjusted EBITDA[2] nearly matched prior year results even with the Royal Purple Industrial business divestiture and considering the impact of insurance proceeds in 2024 that did not repeat in 2025. The third year of this segment’s transformation was built on a fully integrated specialties strategy and continued implementation of commercial excellence programs.

[2]
Adjusted EBITDA and Adjusted EBITDA with Tax Attributes are non-GAAP financial measures. See Appendix I to this Proxy Statement for reconciliations of such measures to the most comparable GAAP financial measures. These non-GAAP financial measures are not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss) or other financial measures prepared in accordance with GAAP.

Calumet, Inc. 2 2026 Proxy Statement

Calumet’s History, Divisions, and Values
Calumet manufactures, formulates, and markets a diverse slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. We specialize in meeting the specific product needs of our customers, which provide solutions that sustain and enhance life’s most essential products and result in a brighter future for generations to come. At Calumet, we are committed to making the world safer, healthier, and more connected than ever before.
Calumet’s Divisions
Our business consists of three different segments – Specialty Products and Solutions, Performance Brands and Montana / Renewables. While they operate separately, they are all part of the Calumet family. This means that we’re focused on delivering the solutions our customers want and need for today’s ever-changing world.

Specialty Products and Solutions
Calumet specializes in meeting the specific product needs of our customers to provide solutions to sustain and enhance life’s most essential products and provide a brighter future for generations to come.

Our products are found in thousands of consumer and industrial products around the world.

Performance Brands
Calumet produces high-performance products for business-to-consumer and business-to-business markets. Some of our world-renowned brands include Bel-Ray® high-performance lubricants and greases, Royal Purple® premium consumer synthetic lubricants, and TruFuel® high-performance, ethanol-free engineered fuel.

Montana / Renewables
Montana / Renewables converts renewable feedstocks (such as seed oils, used cooking oil, and tallow) into low-emission sustainable fuel alternatives that directly replace fossil fuel products. Located in Great Falls, Montana, we are a leader in North America’s energy transition movement. Calumet Montana Refining, also located in Great Falls, Montana, produces specialty asphalt, conventional gasoline, diesel, jet fuel, and specialty grades of asphalt, with production sized to serve local markets.

Calumet’s Values
At Calumet, we are grounded by our values. They are the foundation for our conduct, our decision making and our commitment to customers and business partners.
Safety, Environment & Social Responsibility

We work safely, protect the environment, and are a good corporate citizen.
Excellence

We strive to be the best and to deliver exceptional performance.
Passion for Customers

We partner with our customers to offer unparalleled innovation and quality products and services.

Teamwork

We are honest and fair with each other, customers and stakeholders. We are committed to high ethical standards and adhere to Calumet’s Code of Business Conduct and Ethics.
Ownership

We are nimble, accountable, and act as owners to deliver value for our stakeholders.

In this Proxy Statement, the terms “we,” “our,” “us,” “Calumet,” or the “Company” refer to Calumet, Inc.

Calumet, Inc. 3 2026 Proxy Statement

Voting Roadmap
The accompanying proxy is solicited on behalf of our Board of Directors (the “Board”) for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/CLMT2026 on June 2, 2026, at 9:00 a.m. Eastern Time.
This summary highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and we encourage you to read the entire Proxy Statement before voting.

Proposal 1 Election of Class II Directors	FOR The Board recommends a vote FOR the election of each of the Class II director nominees. See page 8

Class II Directors Nominees
The following provides summary information about each Class II director nominee.

			Committee Membership
Name	Age	Director Since(1)	Class	Audit	Compensation	Nominating and Governance	Risk	Strategy and Growth
Todd Borgmann	43	2024	II
Daniel J. Sajkowski IND	66	2014	II			M	C
Bradford T. Sanders IND	58	N/A	II				M(2)	M(2)

C - Chair  M - Member  IND - Independent
(1)
Reflects the date the respective person became a board member of Calumet GP, LLC, the former general partner of the Partnership (the “General Partner”), which previously managed the business and affairs of Calumet Specialty Products Partners, L.P. (the “Partnership”).

(2)	Subject to his election at the Annual Meeting, Mr. Sanders will be appointed as a member of the Risk Committee and the Strategy and Growth Committee.

Calumet, Inc. 4 2026 Proxy Statement

Board of Directors Snapshot

Corporate Governance Highlights

Board Composition	• 8 out of 10 directors and director nominees(1) are independent. • 3 out of 10 directors and director nominees(1) are women.

Board Committees	• We have an Audit Committee, Nominating and Governance Committee (the “Governance Committee”), Compensation Committee, Risk Committee, and Strategy and Growth Committee.

Single Voting Class	• Our common stock is the only class of voting shares outstanding.

One Share, One Vote	• Each share of our common stock is entitled to one vote.

Annual Board and Committee Performance Evaluations
•
The Board conducts an annual self-evaluation to assess its performance.
•
Each of the Board’s standing committees conducts annual self-evaluations to assess their performance and report such evaluations to the Board.

No “Poison Pill”	• We do not have a stockholder rights plan, or “poison pill,” in place.

Stock Ownership Guidelines	• Directors and executives are subject to robust stock ownership guidelines to promote meaningful, long-term equity ownership.

Annual Auditor Ratification	• Stockholders have the opportunity to ratify the Audit Committee’s selection of our independent registered public accounting firm annually.

Director Orientation and Education	• We provide new directors with an onboarding orientation program, and all directors participate in our ongoing director education initiatives.

(1)	Includes Class II director nominees and incumbent Class I and Class III directors.

Calumet, Inc. 5 2026 Proxy Statement

Proposal 2 Advisory Vote to Approve Executive Compensation	FOR The Board recommends a VOTE FOR this proposal. See page 28

Executive Compensation Highlights
In 2025, we introduced a redesigned executive compensation program, aligning pay more directly with performance, shareholder returns, and strategic priorities. Our executive compensation program is designed to attract and retain talented leaders, reinforce accountability for results (both company-wide and on an individual basis), reward execution of our strategic plan, and align leadership with the interests of our stockholders. In particular, the program is designed with the following primary objectives:
•	Align leadership and stockholders. Incentives emphasize long-term, equity-based awards tied to relative TSR, balance sheet strength, and execution of strategic initiatives.
•
Drive pay for performance. A significant portion of compensation is at risk, with annual incentives tied to Adjusted EBITDA with Tax Attributes and operational excellence, and long-term awards tied to financial, strategic, and stockholder outcomes.

•
Attract and retain top talent. The introduction of a formal peer group helps ensure our pay levels and program design are competitive with other specialty and energy companies of comparable scale and complexity.

•	Support sustainable growth. The program is structured to reward strong execution in the short term while positioning the Company to deliver durable value creation for stockholders over the long term.
For 2025, our program was comprised of three primary elements: base salary, annual incentives, and long-term equity incentives. Annual Incentives were subject to achievement of a balanced mix of financial (Adjusted EBITDA with Tax Attributes, weighted 60%) and operational (safety, cost management, reliability, and strategic priorities, collectively weighted 40%) metrics, with a Free Cash Flow threshold and individual performance modifier to further align pay outcomes with performance and stockholder interests. Actual annual incentive awards for the named executive officers were approved at levels ranging from 78% to 130% of target. For 2025, long-term incentive awards were delivered 50% in performance share units (PSUs) and 50% in time-based restricted stock units (RSUs). The PSUs are intended to balance near-term execution priorities with longer-term value drivers through the three metrics: (1) Relative TSR (33%), measured over a three-year period (2025–2027) versus the S&P SmallCap 600 Index; (2) Net Deleveraging (33%), based on performance in 2025; and (3) Strategic Initiatives (33%), also assessed for 2025 through a qualitative evaluation of key milestones. Earned PSUs remain subject to continued service through December 31, 2027, with payouts ranging from 0% to 150% of target (capped at 100% if absolute TSR is negative). To promote retention and shareholder alignment, RSUs cliff-vest subject to continued service through the third anniversary of the grant date.
For more information on our compensation programs, please refer to the Compensation Discussion & Analysis beginning on page 29.

Calumet, Inc. 6 2026 Proxy Statement

Proposal 3 Ratification of Selection of Grant Thornton LLP as Independent Registered Public Accounting Firm for 2026	The Board recommends a VOTE FOR this proposal. See page 61

Principal Accountant Fees and Services
The following table presents fees billed (in millions) for professional services rendered by Grant Thornton LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2025 and December 31, 2024, respectively.

	2025 FEES	2024 FEES
Audit fees(1)	$2.2	$2.7
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$2.2	$2.7

(1)
Audit fees above include those related to our annual audit, audit of subsidiaries and quarterly review procedures. For 2025, audit fees also include the issuance of comfort letters in connection with certain agreed-upon procedures.

Calumet, Inc. 7 2026 Proxy Statement

Proposal 1
Election of Class II Directors
The Board consists of 10 directors. The Board is divided into three classes, each serving a staggered, three-year term (other than with respect to the initial terms of the Class I and Class II directors, which were one and two years, respectively). Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. There are currently three Class II directors, whose terms expire at the Annual Meeting. There are also three Class III directors, whose terms expire at the 2027 Annual Meeting of Stockholders, and four Class I directors, whose terms expire at the 2028 Annual Meeting of Stockholders. As previously announced, Jennifer G. Straumins, who currently serves as a Class II director, is retiring from the Board when her term expires at the Annual Meeting. The Board thanks Ms. Straumins for her valuable contributions to Calumet during her years of service. The Board has nominated Todd Borgmann and Daniel J. Sajkowski, each of whom currently serves as a Class II director, and Bradford T. Sanders, who is a new nominee for election to the Board, for election at the Annual Meeting to serve until our 2029 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Mr. Sanders was recommended to the Board by a third-party search firm. Proxies cannot be voted for more than three persons, which is the number of nominees.
Unless otherwise directed, the persons named as proxies on the proxy card intend to vote all proxies FOR the election of the Board’s nominees, each of whom has consented to serve as a director if elected. In addition, if a proxy card is properly executed and returned but no direction is made, the persons named as proxies on the proxy card intend to vote all proxies FOR the election of the Board’s nominees. If any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board, unless the Board chooses to reduce its own size. The Board has no reason to believe that any of the nominees will be unable or will decline to serve if elected.
FOR
The Board recommends a vote FOR the election of each of the Class II director nominees set forth above.

Calumet, Inc. 8 2026 Proxy Statement

Proposal 1 Election of Class II Directors
Independence, Qualifications, and Experience
Independence of Directors
As required under The Nasdaq Stock Market’s listing standards, a majority of the members of our Board must qualify as “independent directors,” as determined by the Board. The Board and the Governance Committee considered all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of The Nasdaq Stock Market. Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his or her family members, and Calumet, our executive officers, or our independent registered public accounting firm, our Board has affirmatively determined that eight out of the 10 current members of our Board are independent directors. Our independent directors are: Mr. Sajkowski, Ms. Schumacher, Mr. Raymond, Ms. Straumins, Mr. Boss, Ms. Narwold, Mr. Quintana and Ms. Twitchell. In addition, the Board has affirmatively determined that Mr. Sanders qualifies as an independent director. The Board previously determined that both James S. Carter and Daniel L. Sheets, who retired from the Board at the 2025 Annual Meeting, were independent during the time they served on the Board during 2025. Our Board has further determined that all members of our Audit Committee, Compensation Committee and Governance Committee are independent and satisfy the relevant independence requirements for such committees. In making these determinations, the Board considered, among other things, ordinary course commercial relationships with companies at which members of the Board then served as executive officers (including The Heritage Group and Monument Chemical LLC). The aggregate annual amounts involved in these commercial transactions were less than 1% of the annual consolidated gross revenues of each of these companies. The Board has determined that none of these relationships are material and that none of these relationships impair the independence of any non-employee director.

Calumet, Inc. 9 2026 Proxy Statement

Proposal 1 Election of Class II Directors
Class II Director Nominees
The Governance Committee seeks to ensure that the Board’s composition reflects the Company’s evolving strategic priorities, including the growth of its renewable fuels platform, execution of capital-efficient expansion initiatives, and continued focus on balance sheet strength and free cash flow generation. In evaluating director nominees, the Committee considers the extent to which individual directors bring relevant experience in areas such as energy and refining operations, capital markets and strategic financing, operational execution, and strategic transformation. The Committee also considers the importance of maintaining a mix of complementary skills and perspectives that will support the Company’s strategy over time. This approach supports the Board’s ability to provide effective oversight of the Company’s long-term strategy and value creation objectives. The Board’s composition reflects strong alignment with the Company’s operational, financial, and industry priorities and the Governance Committee remains focused on continuing to evolve the Board’s collective skills and experience over time to reflect the Company’s strategic direction and the broader operating environment.

Todd Borgmann Age: 43 Committees: None
Background
Todd Borgmann has served as President and Chief Executive Officer of the Company since July 2024. He previously served as Chief Executive Officer of the General Partner from May 2022 to July 2024. From February 2021 until May 2022, Mr. Borgmann served as Executive Vice President—Chief Financial Officer of the General Partner. Mr. Borgmann has over 15 years of experience with Calumet, serving the Company across a diverse set of management roles. For the five years preceding his appointment to Executive Vice President—Chief Financial Officer, Mr. Borgmann served as Senior Vice President—Chief Financial Officer, Senior Vice President—Interim Chief Financial Officer, and Vice President of Supply & Trading, developing extensive knowledge of petroleum markets, refining operations, and risk management. Mr. Borgmann has also served as the Vice President of Business Development of the Company and Director of the Company’s White Oils and Petroleum sales. Mr. Borgmann holds a Bachelor of Science in Industrial Engineering from Purdue University and a Master of Business Administration from the University of Notre Dame.
Qualifications
Mr. Borgmann brings significant leadership experience, strong financial acumen and extensive knowledge of and experience in petroleum markets, refining operations, and risk management, as well as strategic growth, investment and transformational initiatives.

Calumet, Inc. 10 2026 Proxy Statement

Proposal 1 Election of Class II Directors

Daniel J. Sajkowski IND Age: 66 Committees: Governance, Risk (chair)
Background
Daniel J. Sajkowski has served as a member of the Board since July 2024 and previously served on the board of the General Partner from September 2014 to July 2024. Mr. Sajkowski served as Executive Vice President, Growth and New Ventures of The Heritage Group, a privately held business managing a diverse portfolio of operating companies in heavy construction and materials, from 2013 until his retirement in 2025. He currently serves on the Advisory Board of Trident Consulting. Prior to joining The Heritage Group, Mr. Sajkowski was the Senior Director—Downstream Technology at Sapphire Energy from 2010 until 2013. From 2004 to 2010, Mr. Sajkowski served as business unit leader at BP’s Whiting, Indiana refinery. During his career with BP/Amoco, Mr. Sajkowski also held positions as the Manager of Integrated Supply and Trading from 2002 until 2004 and Vice President of Refining Technology from 2000 until 2002. Mr. Sajkowski holds Bachelor of Science and Master of Science degrees in Chemical Engineering from the University of Michigan and a Doctor of Philosophy in Chemical Engineering from Stanford University. He also completed The General Manager Program at Harvard University.
Qualifications
Mr. Sajkowski has extensive refining industry experience including planning, operations and managerial roles for a large multinational refining company. In addition, he provides the Board with an important perspective on capital markets conditions and financing strategies based on his decades of experience in capital raising activities and driving growth. His broad background of experience provides helpful insight to the Company in our implementation of strategic value-creating corporate initiatives, as well as our refinery operations in general.

Bradford T. Sanders IND Age: 58 Committees*: Risk, Strategy and Growth * Subject to Mr. Sanders’s election at the Annual Meeting
Background
Bradford T. Sanders currently serves as an advisor to the Chief Executive Officer of US Development Group, a developer, builder, operator and manager of energy-related midstream infrastructure and logistics services. Mr. Sanders has held this position since September 2023. In May 2014, Mr. Sanders joined US Development Group as Executive Vice President, Head of Market Strategy, and he became Chief Commercial Officer in October 2014, working with leadership teams to identify and execute strategic commercial opportunities. Prior to joining US Development Group, Mr. Sanders spent 32 years at Koch Industries, where he built and led trading and commercial businesses spanning crude oil, natural gas liquids, refined products, gasoline components, plastics, and ethanol. Mr. Sanders advises boards and executives on strategy, capital allocation, governance, and risk management. He holds a Bachelor of Science in Business from the University of Kansas and serves on the University of Kansas Board of Trustees, where he serves on the Investment Committee.
Qualifications
Mr. Sanders brings more than 30 years of leadership experience across the energy value chain, including refining, chemicals, trading, logistics, and renewable fuels. In addition to his extensive industry expertise, Mr. Sanders provides valuable insights into strategic growth initiatives, capital raising and allocation and risk management.

Calumet, Inc. 11 2026 Proxy Statement

Proposal 1 Election of Class II Directors
Class I Directors Continuing in Office

John (“Jack”) G. Boss IND Age: 66 Committees: Audit, Compensation (chair)
Background
John (“Jack”) G. Boss has served as a member of the Board since July 2024 and previously served on the board of the General Partner from August 2022 to July 2024. Mr. Boss brings over 40 years of experience to the Board of Calumet. He currently serves on the boards of directors of Cooper-Standard (NYSE: CPS), Wabash National (NYSE: WNC) and Libbey, Inc. Most recently, he was the President and Chief Executive Officer of Momentive Performance Materials, a specialty chemicals and materials business from 2014 until 2020. Prior to this role, Mr. Boss served in the role of President of Honeywell Safety Products from 2012 to 2014. Mr. Boss held various managerial roles within Honeywell’s Specialty and Chemicals businesses from 2003 through 2014. Prior to Honeywell, Mr. Boss served as Vice President at Great Lakes Chemical Corporation. Mr. Boss holds a Bachelor of Science in Mechanical Engineering from West Virginia University and a Master of Business Administration from Rutgers University.
Qualifications
Mr. Boss brings extensive specialty chemicals and materials knowledge. In addition, he brings to the Board deep expertise in overseeing public company capital strategy, business development and growth, capital allocation, and enterprise strategic planning initiatives as a result of his service as a director of other public and private companies.

Stephen P. Mawer Chair of the Board Age: 61 Committees: Risk, Strategy and Growth
Background
Stephen P. Mawer has served as Chair of the Board since July 2024 and previously served on the board of the General Partner from March 2016 to July 2024, including as chair of the board of the General Partner from January 2023 to July 2024. From May 2022 until December 2022, Mr. Mawer served in the role of Executive Chair of the Company. From April 2020 until May 2022, Mr. Mawer served as the Chief Executive Officer of the Company. He retired as president of Koch Supply & Trading in 2014 following a 27-year career in commodities trading, risk management and refining operations. While at Koch, Mr. Mawer led global commodities trading and served as a senior member of the Koch Industries management team. Mr. Mawer holds Bachelor and Master degrees in Chemical Engineering from the University of Cambridge, England. Currently, he serves as a member of the board of directors at Zenith Energy Management and Howard Energy Partners, both of which are midstream companies, chair of the board of directors of ClimeCo Corporation, an environmental commodities development and management company, and on the advisory board of Entara Partners, a leading global asset manager of refining infrastructure. Since December 2025, Mr. Mawer has served a member of the advisory board of The Heritage Group. He previously served as a member of the advisory board of Heritage Environmental Services.
Qualifications
Mr. Mawer contributes valuable expertise in capital markets and financial strategy, supporting the Board’s oversight of capital allocation and financing decisions and provides valuable experience in enterprise-level capital strategy and value-creating transactions. In addition, he brings extensive knowledge of petroleum markets, refining economics, supply/marketing optimization, sustainability and renewable fuels, and risk management.

Calumet, Inc. 12 2026 Proxy Statement

Proposal 1 Election of Class II Directors

Karen G. Narwold IND Age: 66 Committees: Compensation, Governance (chair)
Background
Karen G. Narwold most recently served as Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of Albemarle Corporation, a specialty chemicals manufacturing company, from 2010 until her retirement in 2023. From 2007 to 2010, Ms. Narwold served in a variety of leadership roles with Symmetry Holdings and its related companies, including General Counsel to Symmetry Holdings, Vice President, Chief Administrative Officer and General Counsel at Barzel Industries (acquired by Symmetry Holdings and f/k/a Novamerican Steel) and Advisor at Symmetry Advisors. Ms. Narwold worked for five years in private legal practice, followed by 16 years in roles of increasing leadership responsibility with GrafTech International, Ltd., including Vice President, General Counsel, Human Resources and Company Secretary. Ms. Narwold holds a Bachelor of Arts in Political Science from the University of Connecticut and a Juris Doctor from the University of Connecticut School of Law.

Ms. Narwold currently serves on the board of directors of Ingevity (NYSE: NGVT), where she is chair of the Sustainability and Safety Committee, a member of the Audit Committee, and a member of the Executive Committee. In addition, Ms. Narwold serves on the board of directors of Standard Lithium Ltd., where she is chair of the Nominating & Corporate Governance Committee and a member of the Compensation Committee. Ms. Narwold is National Association of Corporate Directors (NACD) Directorship Certified.
Qualifications
Ms. Narwold brings extensive experience in global industrial manufacturing, regulatory, business strategy, governance, risk management and corporate transactions, informed by her years of leadership through periods of growth, transformation and capital redeployment. Through her extensive experience advising public companies, Ms. Narwold contributes valuable insight into capital markets and financing alternatives. In addition, she brings a broad range of experiences and skills as a result of her service as a public company director and her NACD certification.

Calumet, Inc. 13 2026 Proxy Statement

Proposal 1 Election of Class II Directors

Julio Quintana IND Age: 65 Committees: Audit, Risk
Background
Julio Quintana served as President and Chief Executive Officer and member of the board of directors of Tesco Corporation, an oilfield services company, from 2005 until his retirement in 2015. Prior to his appointment as President and Chief Executive Officer of Tesco, Mr. Quintana served as Executive Vice President and Chief Operating Officer. Prior to joining Tesco, Mr. Quintana worked for Schlumberger Corporation, an oilfield services company, from 1999 to 2004 as Vice President of Integrated Project Management and Vice President of Marketing for the Americas. Prior to Schlumberger, Mr. Quintana worked for nearly 20 years for Unocal Corporation, an integrated exploration and production company, in various operational and managerial roles. Mr. Quintana holds a Bachelor of Science in Mechanical Engineering from the University of Southern California.

Mr. Quintana currently serves on the board of directors of Newmont Corporation (NYSE: NEM), where he is a member of the Corporate Governance and Nominating Committee and chair of the Leadership Development and Compensation Committee. He also serves as chair of the board of directors and member of the Sustainability and Governance Committee of SM Energy Company (NYSE: SM). Mr. Quintana previously served on the board of directors of California Resources Corporation from 2020 until 2024 and Basic Energy Services from 2016 until 2021.
Qualifications
Mr. Quintana has extensive global management experience in petroleum markets and energy-industry operations. As the former chief executive officer of a public company, Mr. Quintana provides significant capital markets expertise and valuable experience in driving strategic growth and investment initiatives. In addition, Mr. Quintana brings significant corporate governance experience based on his extensive experience on the boards of directors of public and private companies.

Calumet, Inc. 14 2026 Proxy Statement

Proposal 1 Election of Class II Directors
Class III Directors Continuing in Office

Paul C. Raymond III IND Age: 60 Committees: Audit, Strategy and Growth (chair)
Background
Paul C. Raymond III has served as a member of the Board since July 2024 and previously served on the board of the General Partner from November 2020 to July 2024. Mr. Raymond brings over three decades of industry experience, which includes serving in his current role of Chief Executive Officer of Monument Chemical, a privately held chemical company, since July 2020, and previously as President and Chief Executive Officer of Sonneborn, LLC from 2012 to 2019. Mr. Raymond holds a Bachelor of Science in Chemical Engineering from Rice University and a Doctor of Philosophy in Chemical Engineering from the University of Texas at Austin.
Qualifications
Mr. Raymond brings extensive specialty chemicals knowledge and strategic insights, as well as experience leading and growing similar businesses. He provides extensive experience in growth-oriented investment strategies, capital efficiency and disciplined execution of strategic initiatives.

Amy Schumacher IND Age: 54 Committees: Compensation, Governance
Background
Amy M. Schumacher has served as a member of the Board since July 2024 and previously served on the board of the General Partner from September 2014 to July 2024. Ms. Schumacher has been part of The Heritage Group since 2003, working in various capacities and leading a variety of growth projects along the way. In 2008, Ms. Schumacher founded Monument Chemical and served as President and Chief Executive Officer for eight years. In 2016, Ms. Schumacher transitioned to President of The Heritage Group and was appointed Chief Executive Officer in 2020. From 1998 to 2003, Ms. Schumacher served as a consultant with Accenture. Ms. Schumacher holds a Bachelor of Science in Civil Engineering from Purdue University and a Master of Science in Management from the Massachusetts Institute of Technology Sloan School. Ms. Schumacher currently serves as Chief Executive Officer and a trustee for The Heritage Group and sits on a number of private subsidiary boards. Ms. Schumacher is the daughter of Fred M. Fehsenfeld, Jr., the former chair of the board of the General Partner.
Qualifications
Ms. Schumacher has extensive managerial experience including planning and strategy. With a track record of supporting long-term value creation through strategic financial stewardship, she possesses a broad background within the chemicals industry, with specific experience in strategic growth projects.

Calumet, Inc. 15 2026 Proxy Statement

Proposal 1 Election of Class II Directors

Karen A. Twitchell IND Lead Independent Director Audit Committee Financial Expert Age: 70 Committees: Audit (chair), Governance
Background
Karen A. Twitchell has served as a member of the Board since July 2024 and previously served on the board of the General Partner from August 2022 to July 2024. In 2025, Ms. Twitchell was appointed by the Board’s independent directors to serve as the Board’s Lead Independent Director. Ms. Twitchell brings more than a dozen years of Board experience and 30 years of executive experience to the Board of Calumet. She is also on the Board of HMTX Industries. Previously, Ms. Twitchell was chair of the board of directors of Trecora Resources (NYSE: TREC), a petrochemical and specialty wax manufacturer, until the sale of the company in June 2022. Previously, she also served on the board of directors of Kraton Corp. and KMG Chemical, both specialty chemical companies. From 2010 to 2013, Ms. Twitchell was Executive Vice President and Chief Financial Officer of Landmark Aviation, a private equity-backed fixed base operator for the aviation industry. Prior to 2010, Ms. Twitchell was Vice President and Treasurer of LyondellBasell Industries/Lyondell Chemical Company. Ms. Twitchell has also held senior management positions in the aluminum and cement manufacturing industries. Ms. Twitchell holds a Bachelor of Arts in Economics from Wellesley College and a Master of Business Administration from Harvard Business School.
Qualifications
Ms. Twitchell brings extensive leadership experience in the chemicals industry, strong financial acumen as a former chief financial officer and treasurer, and extensive experience in capital markets, capital allocation oversight and financial strategy. As our Lead Independent Director, Ms. Twitchell brings to bear her significant experience on the boards of directors of public and private companies. Her background provides helpful insight to the Company in our implementation of strategic and financial initiatives and corporate governance structure and processes.

Calumet, Inc. 16 2026 Proxy Statement

Corporate Governance
Overview
Our business is conducted by our employees, managers, and officers, under the direction of our Chief Executive Officer and the oversight of the Board, to enhance the long-term value of our Company for our stockholders. Key corporate governance documents that guide our corporate governance structure and processes, including our Corporate Governance Guidelines and the charters of the Board’s committees, are available on our Investor Relations website at https://calumet.investorroom.com/governance-documents.
Board Structure and Operations
Composition of our Board of Directors
Our Bylaws provide that the size of our Board may be set from time to time by our then-current Board. Our Board currently consists of 10 members.
In connection with the conversion of our legal structure from a Master Limited Partnership to a C-Corporation in July 2024 (the “Conversion”), we entered into a Stockholders’ Agreement with The Heritage Group (the “Stockholders’ Agreement”), which provides The Heritage Group and certain of its affiliates the right to designate a certain number of nominees for election to our Board. Accordingly, under our Amended and Restated Certificate of Incorporation (the “Certificate”), The Heritage Group has the right, but not the obligation, to designate for nomination, and, in accordance with the terms of the Stockholders’ Agreement, the Board will take necessary action (subject to its fiduciary duty) to cause the election of:
•	Two directors of the Board, so long as The Heritage Group and its affiliates beneficially own 16.7% or more of the outstanding shares of common stock.
•	One director of the Board, so long as The Heritage Group and its affiliates beneficially own less than 16.7% but more than 5% of the outstanding shares of common stock.
•	No directors of the Board if The Heritage Group and its affiliates beneficially own less than 5% of the outstanding shares of common stock.
When The Heritage Group loses the right to designate one or more directors of the Board, each director designated for nomination by The Heritage Group will continue to serve until his or her term expires.
The Certificate also provides that The Heritage Group has the right to designate a director to fill any vacancies created by the resignation or removal of a director designated by The Heritage Group. In accordance with the terms of the Stockholders’ Agreement, Calumet agrees to take, or cause to be taken, all necessary action (subject to the Board’s fiduciary duty), to cause any such vacancy to be filled in accordance with the terms of the Certificate. As long as The Heritage Group has the right to designate at least one director, each committee of the Board will include at least one director designated by The Heritage Group.
In addition, until the earlier of The Heritage Group and its affiliates no longer owning at least 5% of the outstanding shares of common stock and the third anniversary of the closing date of the Conversion, any increase or decrease in the size of the Board or any appointment or removal of the Chair of the Board will require the consent of The Heritage Group.
Paul Raymond III and Daniel Sajkowski were each designated by The Heritage Group pursuant to the Stockholders’ Agreement.

Calumet, Inc. 17 2026 Proxy Statement

Corporate Governance
Board Leadership Structure
The Governance Committee and the Board regularly review the Board’s leadership structure to evaluate whether the structure remains appropriate for the Company.
The Board will periodically appoint a chair of the Board (the “Chair”). All directors, including the CEO, are eligible for appointment as the Chair. The Company will appropriately disclose the name of the Chair and the method by which interested parties may contact the Chair or the independent directors as a group.
Currently, the Board Chair, Mr. Mawer, is not an independent director. Accordingly, the independent directors have appointed Ms. Twitchell to serve as the Board’s lead independent director. As the lead independent director, Ms. Twitchell has the responsibilities of: (a) presiding at meetings of the Board at which Mr. Mawer is not present, including executive sessions of the independent and non-management directors, as applicable; (b) coordinating with Mr. Mawer regarding information sent to the Board; (c) coordinating with Mr. Mawer regarding the agenda and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items; (d) serving as liaison between Mr. Mawer and the independent directors; and (e) being available for consultation and communication with major stockholders upon request. Ms. Twitchell also has the authority to call executive sessions of the independent directors.
Board Committees
AUDIT COMMITTEE

Members Karen A. Twitchell (Chair) John (“Jack”) G. Boss Paul C. Raymond III Julio Quintana Meetings in 2025: 4
Principal Responsibilities
The Board has established an Audit Committee to:

•
oversee the accounting and financial reporting processes of the Company and our subsidiaries, including the audits of the Company’s financial statements and the quality, integrity and reliability of the financial statements and other financial information the Company provides to any governmental body or the public;

•
oversee the Company’s compliance with legal and regulatory requirements;

•
oversee the independent auditors’ qualifications, independence and performance; and

•
oversee the Company’s systems of internal controls regarding finance, accounting, disclosure, legal compliance and ethics that management and the Board have established.
Independence
Each member of the Audit Committee meets the independence criteria of The Nasdaq Stock Market’s and the SEC’s rules. Each Audit Committee member meets The Nasdaq Stock Market’s financial knowledge requirements, and the Board has determined that the Audit Committee has at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities as required by Rule 5605(c)(2) of The Nasdaq Stock Market. Our Board has determined that Ms. Twitchell is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.
Charter
The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and The Nasdaq Stock Market. The Audit Committee’s charter is available on our Investor Relations website at https://calumet.investorroom.com/governance-documents.

Calumet, Inc. 18 2026 Proxy Statement

Corporate Governance
COMPENSATION COMMITTEE

Members John (“Jack”) G. Boss (Chair) Amy M. Schumacher Karen G. Narwold Meetings in 2025: 4
Principal Responsibilities
The Board has established a Compensation Committee to:

•
assist the Board in fulfilling its oversight responsibilities relating to compensation of the directors, Chief Executive Officer (“CEO”) and other senior executives of the Company;

•
have overall responsibility for, among other things, evaluating and either approving or recommending to the Board the compensation plans, policies and programs in which the Company’s directors, CEO and other senior executives are eligible to participate; and

•
review the overall compensation philosophy and strategy of the Company, including the appropriate peer group and target positioning with respect to the Company’s CEO and other senior executives.
Independence
Each Compensation Committee member has been determined to be an “independent director” under the rules of The Nasdaq Stock Market for compensation committee members and Mr. Boss and Ms. Narwold each qualify as a “non-employee director” pursuant to Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Charter
The Compensation Committee operates pursuant to a written charter. The Compensation Committee’s charter is available on our Investor Relations website at https://calumet.investorroom.com/governance-documents.
For further information regarding the role of management and the independent compensation consultant in setting executive compensation, see “Executive Compensation — Compensation Discussion & Analysis” elsewhere in this Proxy Statement.

NOMINATING AND GOVERNANCE COMMITTEE

Members Karen G. Narwold (Chair) Daniel J. Sajkowski Amy M. Schumacher Karen A. Twitchell Meetings in 2025: 6
Principal Responsibilities
The Board has established a Governance Committee to:

•
engage in succession planning for the Board;

•
identify, recommend and select individuals qualified to fill any vacancies on the Board or a committee thereof (consistent with criteria approved by the Board);

•
recommend to the Board the Company’s director candidates for election at the annual meeting of stockholders;

•
annually evaluate the performance of the CEO;

•
develop and recommend to the Board a set of corporate governance principles; and

•
perform a leadership role in shaping the Company’s corporate governance.
Independence
Each Governance Committee member has been determined by the Board to be an “independent director” under the rules of The Nasdaq Stock Market.
Charter
The Governance Committee operates pursuant to a written charter. The Governance Committee’s charter is available on our Investor Relations website at https://calumet.investorroom.com/governance-documents.

Calumet, Inc. 19 2026 Proxy Statement

Corporate Governance
RISK COMMITTEE

Members(1) Daniel J. Sajkowski (Chair) Stephen P. Mawer Julio Quintana Jennifer G. Straumins Meetings in 2025: 4
Principal Responsibilities
The Board has established a Risk Committee to:

•
oversee that the management team has identified and assessed the significant risks that the Company faces, such as strategic, operational, financial, market, regulatory, legal, business, and reputational risks;

•
oversee that the management team has an appropriate plan in place with respect to prioritizing and developing a risk management approach capable of addressing the identified risks, including appropriate policies and procedures, and assessing whether management is effectively executing the plan;

•
work with the management team to help inform the full Board’s thinking with respect to the Company’s risk tolerance in relevant areas of risk; and

•
coordinate risk oversight with other Board committees.
Independence
Each member of the Risk Committee, other than Mr. Mawer, has been determined by the Board to be an “independent director” under the rules of The Nasdaq Stock Market.
Charter
The Risk Committee operates pursuant to a written charter. The Risk Committee’s charter is available on our Investor Relations website at https://calumet.investorroom.com/governance-documents.

(1)	Following the Annual Meeting, the Risk Committee will comprise Mr. Sajkowski (Chair), Mr. Mawer, Mr. Quintana and, subject to his election at the Annual Meeting, Mr. Sanders.
STRATEGY AND GROWTH COMMITTEE

Members(1) Paul C. Raymond III (Chair) Stephen P. Mawer Jennifer G. Straumins Meetings in 2025: 4
Principal Responsibilities
The Board has established a Strategy and Growth Committee that has overall responsibility for assisting the Board and management in fulfilling its oversight responsibilities relating to the Company’s:

•
long-term strategy;

•
risks and opportunities relating to the strategy;

•
decisions in support of the strategy such as business processes improvements, capital and organizational investments; and

•
business development decisions in support of the strategy for acquisitions, divestitures and mergers, and other key strategic transactions outside the ordinary course of the Company’s business.
Independence
Each member of the Strategy and Growth Committee, other than Mr. Mawer, has been determined by the Board to be an “independent director” under the rules of The Nasdaq Stock Market.
Charter
The Strategy and Growth Committee operates pursuant to a written charter. The Strategy and Growth Committee’s charter is available on our Investor Relations website at https://calumet.investorroom.com/governance-documents.

(1)	Following the Annual Meeting, the Strategy and Growth Committee will comprise Mr. Raymond (Chair), Mr. Mawer and, subject to his election at the Annual Meeting, Mr. Sanders.

Calumet, Inc. 20 2026 Proxy Statement

Corporate Governance
Board Nominations and Succession Planning
In recommending candidates for election to the Board, the Governance Committee evaluates each nominee based on individual qualifications and the overall composition, effectiveness, and evolving needs of the Board. In doing so, the Committee considers a range of factors, including business experience, expertise in industries and markets relevant or complementary to the Company, financial acumen, professional skills, demonstrated leadership, and the ability and willingness to devote sufficient time to Board responsibilities, including meeting attendance. The Committee also considers diversity of backgrounds, perspectives, and experiences as part of its holistic evaluation process.
Consistent with its charter, the Governance Committee regularly reviews with the Board the criteria for director selection in light of the Board’s current composition and committee needs, as well as anticipated future priorities. The Committee seeks to identify highly qualified candidates who collectively enhance the Board’s breadth of skills, experience, and perspectives.
The Governance Committee will consider all candidates identified by the directors, the chief executive officer, stockholders, or third-party search firms through the processes described above, and will evaluate each of them, including incumbents and candidates nominated by stockholders, based on the same criteria.
If you would like to recommend to the Governance Committee a prospective candidate, please submit the candidate’s name and qualifications to: Gregory J. Morical — Senior Vice President, General Counsel & Secretary, Calumet, Inc., 1060 N Capitol Ave, Suite 6-401, Indianapolis, IN 46204-1044.
Board Evaluation Process
The Governance Committee oversees the annual evaluation of the Board and its committees. Each year, the Governance Committee determines the format for the annual performance reviews, and the review process is led by Ms. Narwold, in her capacity as the Chair of the Governance Committee. As part of the review process, Ms. Narwold solicits comments and feedback from each director on the operation of the Board and the committees, as well as areas for improvement. Ms. Narwold reports the results of the review for each Board committee to the applicable committee Chair and reports the results of the review for the full Board to Mr. Mawer, in his capacity as Board Chair. The Chair of each Board committee then reviews the results of the committee’s performance review with the other members of the committee and Mr. Mawer reviews the results of the Board’s performance review with the full Board.
Board Responsibilities
Board and Committee Meetings

2025 MEETING ACTIVITY	BOARD 8 MEETINGS	COMMITTEES 22 MEETINGS COLLECTIVELY
ATTENDANCE
Each of our directors attended at least 75% of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by all committees on which he or she served during the period of his or her service in 2025.

Board Members’ Attendance at the Annual Meeting
Directors are expected to attend the annual meeting of stockholders absent unusual circumstances. All of our then-serving directors attended our 2025 Annual Meeting.

Calumet, Inc. 21 2026 Proxy Statement

Corporate Governance
Risk Oversight
The Board is actively engaged in risk oversight for the Company. Throughout the year, the Board’s committees, the Board and senior management discuss the areas of material risk to the Company. Risks are identified and evaluated quarterly as part of the Company’s disclosure controls and procedures, and, if material, disclosed in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
Our Board and its committees also engage third-party experts from time to time to help evaluate risks. For example, the Compensation Committee engages an independent compensation consultant to assist with the Company’s Compensation Risk Assessment.

Board

The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives reports from the appropriate member of senior management responsible for mitigating these risks within the organization to enable the Board to understand our risk identification, risk management, and risk mitigation strategies.

Committees

The Chairs of the relevant committees brief the full Board on the committees’ oversight of risks within their purview during the committee reports portion of each regular Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships, and enables the full Board to provide input on the Company’s risk assessment and risk management efforts.

The Risk Committee oversees the regular assessment of the Company’s risk management approach.

The Audit Committee
oversees the assessment of
risks related to the
Company’s accounting and financial reporting processes and internal controls regarding finance, accounting, disclosure, legal compliance and ethics.

The Compensation Committee oversees risks related to the Company’s compensation policies and programs applicable to officers and employees.

Calumet, Inc. 22 2026 Proxy Statement

Corporate Governance
Risk Reporting to the Board and its Committees
The chart below shows selected areas of risk and which of the Board committees or the full Board receives regularly scheduled reports from senior management with respect to such area of risk.

Risk Area	Full Board	Risk Committee	Audit Committee	Compensation Committee	Strategy Committee
Compensation/Human Capital Management				•
Enterprise (ERM)	•	•
Financial	•		•
Ethics and Compliance			•
Legal and Litigation			•
Strategic	•				•

Enterprise Risk Management Program Summary
The Company’s management conducts an annual enterprise risk assessment, which is performed under the oversight of the Risk Committee. The results of the assessment are presented to the Risk Committee. Specific risks related to areas of the Company that are within the purview of other Committees are specifically identified and communicated to those Committees. The risks identified in the annual enterprise risk assessment inform the topics to be addressed by each relevant Committee during the year.
Management Succession Planning
The Board recognizes the importance of the effectiveness of the Company’s executive leaders for the Company’s success, and the Board is actively engaged in executive succession planning. The Board has delegated to the Governance Committee and Compensation Committee joint responsibility for reviewing and assessing the management development and succession planning process for the Chief Executive Officer and senior executives and reporting their findings to the Board. As part of the succession planning process, the Committees work closely with our management, including our Senior Vice President of Human Resources, to identify succession candidates for senior management other than the Chief Executive Officer. Although the Board retains responsibility for identifying succession candidates for the Chief Executive Officer, the Committees are charged with developing the processes and strategies to identify succession candidates.
Ethics and Compliance Oversight
Integrity guides our culture of compliance. The cornerstone of our Compliance and Ethics Program is our Code of Business Conduct and Ethics, which is applicable to directors, officers and employees. Our Code sets forth our commitment to high ethical standards, and all employees are required to annually acknowledge their commitment to comply with the Code. Employee certifications are monitored by the Corporate Compliance Officer, and certification status is presented regularly to the corporate Compliance Committee and to the Audit Committee of the Board of Directors. Individuals with overdue certifications are notified and reminded of their compliance obligations, and continuously overdue certifications are escalated to the appropriate supervisors. As detailed in our Code, we encourage employees to speak up promptly if there is any reason to suspect that anyone at Calumet has violated Company policies or applicable law. Among the resources we maintain is the Calumet Ethics Helpline, which operates 24 hours a day, seven days a week. Reports to the helpline are confidential and users may remain anonymous. Calumet does not tolerate any form of retaliation for reports made in good faith.

Calumet, Inc. 23 2026 Proxy Statement

Corporate Governance
Other Governance and Ethics Policies and Practices
Code of Conduct
We have adopted a written Code of Business Conduct and Ethics, which is posted on our Investor Relations website at https://calumet.investorroom.com/governance-documents. The Code of Conduct applies to all directors, officers, and employees.
We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Conduct, to the extent applicable to the principal executive officer, principal financial officer, or other senior accounting officers, by posting such information on our Investor Relations website within four business days under “Governance Documents” at https://calumet.investorroom.com/governance-documents.
Transactions with Related Persons
Policies and Procedures with Respect to Transactions with Related Persons
Our Audit Committee has adopted a written policy (the “Related Person Transaction Policy”) on transactions with “Related Persons,” defined in the policy as any (1) person who is or was (since the beginning of the Company’s last completed fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (2) greater than 5% beneficial owner of the Company’s common stock, or (3) the immediate family members of any of the foregoing. For purposes of the Related Person Transaction Policy, an “Interested Transaction” is defined as any transaction, arrangement, relationship, or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved since the beginning of the Company’s last completed fiscal year is or is expected to exceed $120,000 (including any periodic payments or installments due on or after the beginning of the Company’s last completed fiscal year and, in the case of indebtedness, the largest amount expected to be outstanding and the amount of annual interest thereon), (2) the Company or any of our subsidiaries is a participant, and (3) any Related Person has or will have a direct or indirect interest. The Audit Committee will review the material facts of all Interested Transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the Interested Transaction, taking into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in such Interested Transaction. If advance Audit Committee review and approval of an Interested Transaction requiring the Audit Committee’s approval is not feasible, then the Interested Transaction will be considered and, if the Audit Committee determines it to be appropriate, approved via ratification at the Audit Committee’s next regularly scheduled meeting. In addition, the policy provides standing pre-approval for certain types of transactions that the Audit Committee has reviewed and determined shall be deemed pre-approved.
Since January 1, 2025, there have been no transactions required to be reported under Item 404(a) of Regulation S-K where the Related Person Transaction Policy did not require review, approval or ratification, or where the Related Person Transaction Policy was not followed.
Certain Relationships and Related Transactions
Stockholders’ Agreement
In connection with the Conversion, we entered into the Stockholders’ Agreement with The Heritage Group. The Stockholders’ Agreement gives The Heritage Group and its affiliates the right to designate a certain number of nominees for election to our Board so long as the Heritage Group does not sell below, or beneficially owns (directly or indirectly), as applicable, a specified percentage of our outstanding common stock. For additional information, please see “Composition of our Board of Directors” above.

Calumet, Inc. 24 2026 Proxy Statement

Corporate Governance
Registration Rights Agreement
In connection with the Conversion, we entered into a registration rights agreement with The Heritage Group and its related trusts (the “Sponsor Parties”). The agreement contains provisions that require us to register, under the federal securities laws, the offer and resale of shares of our common stock held by the Sponsor Parties upon demand thereof. The agreement provides that no more than two times in any 12-month period, the Sponsor Parties may request to sell all or any portion of their registrable securities in an underwritten offering so long as the offering is reasonably expected to result in gross proceeds in an aggregate amount of at least $25 million. Under the agreement, we have also granted the Sponsor Parties customary “piggyback” registration rights. These registration rights are subject to certain conditions and limitations. We are generally obligated to pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.
Product Sales and Related Purchases
During 2025, we made ordinary course sales of certain specialty products to Monument Chemical, LLC (“Monument Chemical”), a specialty chemical company owned in part by The Heritage Group, one of the holders of more than 5% of our common stock, and Jennifer G. Straumins, one of our directors. Since January 1, 2025, we have made no purchases from Monument Chemical and the total sales made by us to Monument Chemical are approximately $5.8 million. We anticipate that we will continue to buy products from and sell products to Monument Chemical in the future. We believe that the product prices and credit terms related to the purchases from and sales to Monument Chemical are comparable to prices and terms offered to non-affiliated third parties.
During 2025, we made ordinary course sales of certain fuel products to Asphalt Materials, a company in the asphalt formulation and manufacturing business owned in part by The Heritage Group. Since January 1, 2025, the total sales made by us to Asphalt Materials are approximately $0.6 million. We anticipate that we will continue to sell products to Asphalt Materials in the future. We believe that the product sales prices and credit terms offered to Asphalt Materials are comparable to prices and terms offered to non-affiliated third-party customers.
Intellectual Property Rights Agreement
During 2025, we made payments to The Heritage Group and Jennifer Straumins under an intellectual property rights agreement. Since January 1, 2025, the total payments by us to The Heritage Group and Ms. Straumins under this agreement were approximately $0.9 million and $0.2 million, respectively. We anticipate that we will continue to sell products that are covered by this intellectual property rights agreement in the future and continue to make similar payments to The Heritage Group and Ms. Straumins.
Communicating with the Board
Any stockholder who desires to contact the Board may do so electronically by sending an email to Gregory J. Morical, Senior Vice President, General Counsel & Secretary at greg.morical@calumetspecialty.com. Alternatively, a stockholder may contact the Board by writing to: Board of Directors, Calumet, Inc., 1060 N Capitol Ave., Suite 6-401, Indianapolis, IN 46204, Attention: Secretary. Communications received electronically or in writing are distributed to the Chair of the Board or other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

Calumet, Inc. 25 2026 Proxy Statement

Corporate Governance
Executive Officers
The current executive officers of Calumet are as follows:

Name	Age	Position
Todd Borgmann(1)	43	President & Chief Executive Officer
David Lunin	45	Executive Vice President — Chief Financial Officer
Bruce Fleming	69	Executive Vice President — Montana Renewables & Corporate Development
Scott Obermeier	53	President — Specialties
Gregory Morical	57	Senior Vice President, General Counsel & Secretary

(1)	Information regarding Mr. Borgmann is provided in the “Class II Director Nominees” section of this Proxy Statement.

David Lunin
Executive Vice President — Chief Financial Officer
David Lunin was named Executive Vice President — Chief Financial Officer of the Company effective January 2024. He joined the Company in September 2023 as Executive Vice President, CFO Designate. Prior to joining the Company, Mr. Lunin served in progressive roles with Goldman Sachs & Co. LLC (“Goldman Sachs”) from July 2010 to May 2023, most recently serving in the position of Managing Director. Prior to Goldman Sachs, he served as Research Associate with Cornerstone Research and Associate with LECG, LLC. Mr. Lunin holds a Bachelor of Business Administration from George Washington University, a Master of Arts in Applied Economics from Johns Hopkins University, and a Master of Business Administration from Columbia Business School.

Bruce Fleming
Executive Vice President — Montana Renewables & Corporate Development
Bruce Fleming has served as Executive Vice President — Montana Renewables & Corporate Development of the Company since February 2021. He also serves as CEO of Montana Renewables, LLC. From March 2016 until the appointment to his current position, Mr. Fleming served as Executive Vice President — Strategy & Growth of the Company. From 2004 until joining the Company, Mr. Fleming served as the Vice President of Mergers & Acquisitions at Tesoro Corporation and as an officer of Tesoro Companies Inc. From 1997 through 2004, Mr. Fleming served as Managing Director of Hong Kong-based Orient Refining Ltd., and from 1981 through 1996, he held senior operations, business development and planning roles with Amoco Oil and Amoco Corporation where he was most recently Vice President of China business development. Mr. Fleming holds a Bachelor of Science in Chemical Engineering from the University of Delaware and a Doctor of Philosophy in Chemical Engineering from Princeton University. He is a member of the Board of M&A Standards, the Board of Montana Renewable Holdings, and the CFO Survey Panel of the Atlanta Federal Reserve.

Calumet, Inc. 26 2026 Proxy Statement

Corporate Governance

Scott Obermeier
President — Specialties
Scott Obermeier was named President— Specialties of the Company in November 2025. Prior to the appointment, he served as Executive Vice President, Specialties from January 2023 to November 2025. Mr. Obermeier has held several leadership positions and previously served as Executive Vice President — Specialty Products & Solutions and Executive Vice President — Commercial. Mr. Obermeier has been a Vice President with the Company since November 2017 and has 30 years of experience in sales and marketing as well as general management roles focused on the specialty chemicals market. Prior to his work with Calumet, he spent 10 years with Univar Solutions Inc., most recently serving as vice president where he managed the global chemical distributor’s organic chemicals business. Mr. Obermeier holds a Bachelor of Arts in Chemistry Marketing from the University of Northern Iowa.

Gregory Morical
Senior Vice President, General Counsel & Secretary
Gregory Morical is the Senior Vice President, General Counsel & Secretary of the Company and has served as our General Counsel since April 2012. Prior to joining the Company, Mr. Morical served as the General Counsel of Dormir, Inc. and U.S. Biopsy, LLC, as an in-house counsel in other companies, as associate at Ice Miller LLP, and as a judicial clerk for the U.S. Court of Appeals for the Seventh Circuit and the Supreme Court of Ohio. Mr. Morical serves on the board of directors of Elements Financial Federal Credit Union where he is the Chair of the Governance and Nominating Committee. Mr. Morical holds a Bachelor of Arts in Political Science from DePauw University and a Juris Doctor from Indiana University School of Law-Bloomington.

Calumet, Inc. 27 2026 Proxy Statement

Proposal 2
Advisory Vote to Approve Executive Compensation
As required by Section 14A of the Exchange Act and related SEC rules, we are seeking an advisory stockholder vote to approve the compensation of our named executive officers for 2025 as disclosed under SEC rules, including the Compensation Discussion & Analysis section, the compensation tables and related disclosures included in this Proxy Statement. This is commonly referred to as a “say-on-pay” vote. The stockholder vote approving executive compensation is advisory only, and the result of the vote is not binding upon the Company or the Board. Although the resolution is non-binding, the Board and the Compensation Committee will consider the outcome of the advisory vote when making future compensation decisions. We are required to hold a say-on-pay vote at least once every three years, and we have determined to hold a say-on-pay vote every year. Unless the Board modifies its policy on the frequency of holding say-on-pay votes, the next say-on-pay vote is expected to occur in 2027.
Our executive compensation program and compensation paid to our named executive officers are described elsewhere in this Proxy Statement. The Compensation Committee oversees the program and compensation awarded, adopts changes to the program, and awards compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program.
This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to our named executive officers. You may vote for or against the following resolution, or you may abstain.
RESOLVED, that the stockholders of Calumet, Inc. approve, on a non-binding, advisory basis, the compensation of Calumet, Inc.’s named executive officers as disclosed in the Proxy Statement for Calumet, Inc.’s 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, the executive compensation tables, and related disclosures.
FOR
The Board recommends a vote FOR the foregoing resolution.

Calumet, Inc. 28 2026 Proxy Statement

Executive Compensation
Compensation Discussion & Analysis
This Compensation Discussion & Analysis describes the compensation elements, rationale, and policies for the following individuals, who are our named executive officers for the 2025 fiscal year:

Name	Title
Todd Borgmann	President & Chief Executive Officer (“CEO”)
David Lunin	Executive Vice President — Chief Financial Officer
Bruce Fleming	Executive Vice — President Montana Renewables & Corporate Development
Scott Obermeier	President — Specialties
Gregory Morical	Senior Vice President, General Counsel & Secretary

Executive Summary
Who We Are Today
Calumet is a diversified specialty products manufacturer and renewable fuels innovator, operating across North America. Our specialties business produces and markets the industry’s most diverse slate of specialty products, including lubricants, solvents, waxes, food-grade and pharmaceutical products, and finished branded products. Our renewables platform is underpinned by a geographically advantaged renewable diesel offering and an early mover advantage in sustainable aviation fuel. On July 10, 2024, we completed our conversion from a master limited partnership to a C-corporation, a milestone that has strengthened our governance, broadened our investor base, and positioned us for our next phase of growth. Our Montana Renewables business is driving a buildout of renewable fuel capacity, backed by a $1.44 billion DOE loan facility with first funding received in February 2025, which positions us to become one of the world’s largest producers of sustainable aviation fuel.
In 2025, we also introduced a redesigned executive compensation program, earning strong stockholder support and aligning pay more directly with performance, shareholder returns, and strategic priorities. With deep industry experience in our executive team and a disciplined approach to capital allocation, Calumet is focused on delivering sustainable earnings growth, deleveraging, and creating long-term stockholder value.

Calumet, Inc. 29 2026 Proxy Statement

Compensation Discussion & Analysis
2025 Business Overview
During 2025, Calumet delivered improved financial and operational performance while advancing key strategic initiatives intended to strengthen the Company’s competitive positioning and balance sheet. The Company generated Adjusted EBITDA with Tax Attributes of $293.3 million,1 representing an increase of approximately 28% compared to the prior year. Revenue for the year totaled $4.1 billion. These results reflected improved operational execution, underpinned by enhanced production volumes and cost reductions, and continued results from our commercial excellence engine.
We made continued progress on balance sheet improvement, reducing restricted group debt by more than $220 million during 2025. This deleveraging was driven by improved operating performance, strategic execution and capital discipline. Operationally, the Company achieved record production levels in its Specialties business and executed approximately $100 million of Company-wide cost reduction initiatives. These efforts were supported by enhanced commercial excellence capabilities and reliability initiatives, which collectively drove approximately 1.3 million barrels of incremental annual production. Together, these improvements position the Company to continue strengthening free cash flow generation and deleveraging over time.
We continued to maintain our diversified product portfolio, selling more than 1,900 specialty and fuels products to approximately 2,400 customers during 2025. Management believes the breadth of this offering provides a competitive advantage in serving large, strategic customers while enabling participation in attractive niche markets. In addition, Montana Renewables, LLC (“Montana Renewables”), an unrestricted subsidiary of Calumet, achieved several meaningful milestones during 2025. Montana Renewables received the first tranche of funding under its Loan Guarantee Agreement with the U.S. Department of Energy, further supporting the Company’s renewable fuels strategy and balance sheet objectives.
During the year, the Company identified a more capital-efficient and accelerated approach to scaling the Montana Renewables business through its MaxSAF™ 150 expansion, which is expected to significantly expand sustainable aviation fuel (“SAF”) production capacity, while exercising capital discipline. Montana Renewables also demonstrated improved operational stability and cost performance during 2025. Management believes these developments further derisk the business and enhance its ability to contribute to long-term value creation as the Company evaluates next steps for the MaxSAF™ platform.
Together, these financial, operational, and strategic developments provided important context for the Compensation Committee’s evaluation of executive performance in 2025. In assessing incentive outcomes, the Committee considered both financial results and key operational metrics, tailored towards operational excellence, cost improvement, deleveraging, and the advancement of key strategic initiatives imperative to driving long-term value creation for our shareholders. The following discussion describes how these considerations were reflected in the Company’s executive compensation decisions for 2025.
2025 Say-on-Pay
At our 2025 Annual Meeting, stockholders expressed overwhelming support for Calumet’s executive compensation program, with approximately 97% of votes cast in favor of our Say-on-Pay proposal. The Compensation Committee views this result as a strong endorsement of our pay-for-performance philosophy and remains committed to maintaining compensation programs that align leadership incentives with long-term stockholder value creation. The Committee will continue to consider the results of our future Say-on-Pay votes and other stockholder feedback when making future compensation decisions for our named executive officers.
[1]	Adjusted EBITDA with Tax Attributes is a non-GAAP financial measure. See Appendix I to this Proxy Statement for a reconciliation of such measure to the most comparable GAAP financial measure.

Calumet, Inc. 30 2026 Proxy Statement

Compensation Discussion & Analysis
2025 Compensation Highlights
Our program has three primary elements: base salary, annual incentives, and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our named executive officers to focus on long-term sustainable stockholder value creation. Below are key highlights of the executive compensation decisions the Compensation Committee made for fiscal year 2025:
•
Base salary. Approved 2025 base salary adjustments for the named executive officers, including merit increases for all executives and targeted increases to address market alignment, pay mix realignment, and expanded leadership responsibilities, resulting in adjustments ranging from 3% to 25%.

•
Annual cash incentives. Introduced a balanced mix of financial (Adjusted EBITDA with Tax Attributes, weighted 60%) and operational (safety, cost management, reliability, and strategic priorities, collectively weighted 40%) metrics, with a Free Cash Flow threshold and individual performance modifier to further align pay outcomes with performance and stockholder interests. Payouts under the financial goals are capped at 200% of target and payouts under the operational goals are capped at 100% of target. Actual annual incentive awards were approved ranging from 78% to 130% of target.

•
Long-term equity incentives. 2025 marked the Company’s first full year operating as a C-Corporation, and with this transition, the Compensation Committee began developing the Company’s long-term incentive approach to better align with investor expectations for performance-based pay and sustainable value creation. For 2025, long-term incentive awards were delivered 50% in performance share units (PSUs) and 50% in time-based restricted stock units (RSUs). The PSUs are intended to balance near-term execution priorities with longer-term value drivers through the following metrics:

○	Relative TSR (33%), measured over a three-year period (2025–2027) versus the S&P SmallCap 600 Index;
○	Net Deleveraging (33%), based on performance in 2025; and
○	Strategic Initiatives (33%), also assessed for 2025 through a qualitative evaluation of key milestones.
Earned PSUs remain subject to continued service through December 31, 2027, with payouts ranging from 0% to 150% of target (capped at 100% if absolute TSR is negative). To promote retention and shareholder alignment, RSUs cliff-vest subject to continued service through the third anniversary of the grant date.
Separately, consistent with the Company’s historical incentive equity program and grant timing practice—and as disclosed in last year’s proxy statement—the Compensation Committee approved RSUs for 2024 performance in early 2025 (the “2024 RSUs”). These awards recognized the achievement of major strategic goals completed during 2024, the final year of partnership operations, most notably, conversion to a C-Corporation, receipt of the DOE Loan conditional commitment (with initial funding in early 2025), record-setting safety performance, and substantial operational and cost improvements across key facilities. The 2024 RSUs cliff-vest subject to continued service through the third anniversary of the grant date.
Under SEC reporting rules, both the 2024 RSUs (i.e., awards granted during 2025 in respect of 2024 performance) and the forward-looking 2025 annual long-term incentive awards are reported in the 2025 Summary Compensation Table. As a result, the aggregate value of “Stock Awards” shown for 2025 is higher than in prior years, as the amount reflects two distinct grants for different performance periods that overlapped in 2025 solely due to the evolution of our long-term incentive program design.

Calumet, Inc. 31 2026 Proxy Statement

Compensation Discussion & Analysis
2026 Program Enhancements
For 2026, the Compensation Committee enhanced the PSU design to further strengthen alignment with sustained financial performance and stockholder returns. PSUs will continue to represent 50% of the long-term equity incentive opportunity, with payouts ranging from 0% to 150% of target based on performance; however, two of the three metrics will now be measured over a three-year performance period. PSUs will vest based on the following measures:
○	Restricted Group Net Debt-to-Adjusted EBITDA with Tax Attributes (33%), measured over a three-year period (2026-2028), reinforcing sustained balance sheet discipline;
○	Relative TSR (33%), measured over a three-year period (2026–2028) versus the S&P SmallCap 600 Index, aligning outcomes with stockholder experience; and
○	Return on Invested Capital (ROIC) (33%), measured over one year, with vesting subject to an additional two years of service to promote continued long-term focus.
RSUs continue to cliff vest after three years. This structure places greater emphasis on multi-year performance while maintaining retention and ownership alignment.
Compensation Governance Best Practices
We believe the following practices and policies promote sound compensation governance and are in the best interests of our stockholders and executives.

What We Do	What We Don’t Do
Tie a significant portion of pay to performance through annual and long-term incentives	✘	No guaranteed incentive payouts
Use a balanced mix of performance-based and time-based equity	✘	No repricing of underwater stock options
Align executives with shareholders through multi-year vesting equity	✘	No hedging, pledging, or short sales of Company stock
Maintain a clawback policy for incentive compensation	✘	No single-trigger change of control vesting of equity-based grants
Engage an independent compensation consultant	✘	No single-trigger change of control severance arrangements
Maintain stock ownership guidelines to encourage long-term stock ownership and strengthen alignment with stockholders	✘	No excise tax gross-up payments
	✘	No excessive perquisites

What Guides Our Program
Our Executive Compensation Philosophy
Our executive compensation philosophy is grounded in supporting the Company’s strategic priorities and driving sustainable long-term stockholder value. We believe compensation should attract and retain talented leaders, reinforce accountability for results (both company-wide and on an individual basis), reward execution of our strategic plan, and align leadership with the interests of our stockholders.

Calumet, Inc. 32 2026 Proxy Statement

Compensation Discussion & Analysis
As we entered 2025, our first year as a publicly traded C-Corporation, the Compensation Committee re-evaluated our executive compensation framework to ensure it supports our next phase of growth in specialty products and renewables and the continued deleveraging of our balance sheet. With the assistance of its independent consultant, Pearl Meyer & Partners (Pearl Meyer), the Committee established a new incentive structure and a formal peer group to ensure our programs are competitive, market-based, and aligned with stockholder interests. Building on this foundation, the Committee designed the new executive compensation program around four guiding objectives:
•	Align leadership and stockholders. Incentives emphasize long-term, equity-based awards tied to relative TSR, balance sheet strength, and execution of strategic initiatives.
•
Drive pay for performance. A significant portion of compensation is at risk, with annual incentives tied to Adjusted EBITDA with Tax Attributes and operational excellence, and long-term awards tied to financial, strategic, and stockholder outcomes.

•
Attract and retain top talent. The introduction of a formal peer group helps ensure our pay levels and program design are competitive with other specialty and energy companies of comparable scale and complexity.

•	Support sustainable growth. The program is structured to reward strong execution in the short term while positioning the Company to deliver durable value creation for stockholders over the long term.
Together, these objectives form the foundation of our 2025 executive compensation program and are reflected in its key elements, as summarized below:

	Element	Purpose	Key Features
Fixed	Base Salary	Provide competitive fixed rate of pay that reflects each executive’s role, experience, and performance, and supports the attraction and retention of top leadership talent	• Reviewed periodically based on responsibilities, individual performance, and competitive market data, including our newly established compensation peer group
At-Risk	Annual Cash Incentives	Drive execution of annual financial and operational goals that are critical to advancing our strategy and creating long-term value
•
Weighted 60% on Adjusted EBITDA with Tax Attributes and 40% on operational priorities (safety, cost management, reliability, and strategic initiatives)
•
Subject to a Free Cash Flow (FCF)(1) threshold condition to promote balance sheet discipline
•
Financial goals are capped at 200% of target and operational goals are capped at 100% of target
•
Committee may adjust payouts ±20% (subject to above caps) based on individual contributions and leadership impact

	Long-Term Equity Incentives	Align executives with stockholders, support execution of long-term strategic priorities, and reinforce leadership retention
•
Mix of 50% PSUs and 50% RSUs
•
PSUs vest based on achievement of relative TSR (vs. S&P SmallCap 600), Net Deleveraging, and Strategic Initiatives goals
•
Three-year performance and service periods
•
PSU payouts range from 0% to 150% of target, capped at 100% if absolute TSR over three-year performance period is negative
•
Time-based RSUs cliff vest after three years

(1)
Free Cash Flow (FCF) threshold requires a positive cash position after subtracting any non-budgeted capital expenditures (M&A related). It represents the cash available to the company to repay debt or reinvest in the business.

Calumet, Inc. 33 2026 Proxy Statement

Compensation Discussion & Analysis
Pay Mix
The charts below show the target annual total direct compensation of the CEO and the average of the other NEOs for fiscal year 2025. These charts illustrate that a majority of total target executive compensation is at risk, with 79% for the CEO and an average of 63% for the other NEOs at risk.

Process for Determining Compensation
Role of Compensation Committee. The Compensation Committee, pursuant to its charter, available at https://calumet.investorroom.com/governance-documents, has primary responsibility for overseeing our executive compensation program. The Compensation Committee coordinates with the Governance Committee to evaluate the performance of our CEO and other named executive officers and either determines or recommends to the Board their compensation levels based on those evaluations. In addition, the Compensation Committee approves our executive compensation plans and policies, reviews our overall compensation philosophy and strategy, and is responsible for administering our equity incentive plan, including approval of award grants. All members of the Committee are independent under applicable SEC and Nasdaq rules.
Role of Management. In conjunction with the Company’s Senior Vice President — Human Resources, the CEO evaluates the performance of the other named executive officers against individual and business objectives. Based on these evaluations, the CEO makes compensation recommendations to the Compensation Committee. In making determinations about compensation levels for each named executive officer, the Compensation Committee considers the officer’s role, scope of responsibilities and experience, and balances these against competitive salary levels and other components of the compensation. The Compensation Committee also meets with the named executive officers, at its discretion, during the year, which provides an opportunity to form its own independent assessment of each individual’s performance. The CEO does not participate in deliberations regarding his own compensation.
Role of Compensation Consultant. In 2025, the Compensation Committee engaged Pearl Meyer to be its independent compensation consultant and assist on matters relating to our executive compensation program pursuant to its authority under the Compensation Committee charter. Pearl Meyer provided services including a review and potential redesign of the annual and long-term incentive programs and other typical annual compensation and consulting services. The Compensation Committee determined that Pearl Meyer has the appropriate independence and necessary skills, knowledge, industry expertise, and experience to provide such services and determined that such engagement did not raise any conflicts of interest. A representative of Pearl Meyer attends meetings of the Compensation Committee as requested. Pearl Meyer reports directly to the Compensation Committee. The Compensation Committee assessed the independence of Pearl Meyer under applicable SEC and Nasdaq rules and determined that its engagement did not present any conflicts of interest.

Calumet, Inc. 34 2026 Proxy Statement

Compensation Discussion & Analysis
The Role of the Compensation Peer Group. With our transition to a C-Corporation, the Compensation Committee recognized the need for a more systematic approach to evaluating market competitiveness, and in the fall of 2024, with the assistance of Pearl Meyer, established a formal compensation peer group of 21 companies for the purpose of setting executive compensation levels for 2025. The companies included in the peer group were carefully reviewed and selected based on the following criteria:
•	Market capitalization: approximately 1/3x – 3x Calumet’s market cap;
•	Revenue: approximately 1/2x – 2.5x Calumet’s revenue;
•	Business operations and listing status: includes product portfolio, headcount, international scope, number of employees, and operational complexity, for U.S.-based publicly-traded companies; and
•	Industry affiliation: includes companies that are involved in refining, commodity chemicals, specialty chemicals, and renewables.
The new compensation peer group was composed of the following peer companies:

Ashland Inc.	H.B. Fuller Company	NewMarket Corporation
Avient Corporation	Huntsman Corporation	Olin Corporation
Cabot Corporation	Ingevity Corporation	Par Pacific Holdings, Inc.
CVR Energy, Inc.	Innospec Inc.	Quaker Chemical Corporation
Darling Ingredients Inc.	Koppers Holding Inc.	Stepan Company
Delek US Holdings, Inc.	Kronos Worldwide Inc.	The Chemours Company
Green Plains Inc.	Minerals Technology Inc.	Tronox Holdings plc

2025 Executive Compensation Decisions In Detail
Base Salary
Base salaries provide executives with a fixed level of cash compensation in consideration for the scope of responsibilities associated with their positions and are intended to support the attraction and retention of leaders critical to Calumet’s success. The Compensation Committee reviews executive base salaries annually, with adjustments generally effective April 1st of the following fiscal year; however, the Committee may also approve off-cycle adjustments to reflect changes in market conditions, compensation structure, or role scope.
During 2025, the Compensation Committee undertook a broader review of executive base salaries in light of evolving leadership responsibilities and the Committee’s focus on maintaining an appropriate balance between fixed and at-risk compensation. As part of this review, all of the named executive officers received a 3% merit increase, effective April 1, 2025, reflecting individual performance and general market movement within the 2025 compensation peer group.
In addition to these merit increases, the Compensation Committee approved targeted salary adjustments for certain executives to address specific market, structural, or role-related considerations. Mr. Borgmann’s base salary was increased to better align the Chief Executive Officer’s compensation with market median levels for comparable roles within the 2025 compensation peer group. For Mr. Fleming, the Committee approved a base salary increase as part of a broader pay mix realignment designed to better balance fixed compensation and incentive opportunities while maintaining his overall total direct compensation opportunity. This action included a reduction in Mr. Fleming’s target annual incentive opportunity, an increase in his long-term incentive opportunity, and a corresponding increase in base salary. Separately, in November 2025, the Board approved Mr. Obermeier’s promotion to President of the Specialties Business. In connection with this promotion and the associated increase in scope, responsibility, and leadership accountability, Mr. Obermeier’s base salary was increased to reflect the expanded role.

Calumet, Inc. 35 2026 Proxy Statement

Compensation Discussion & Analysis
As a result of these actions, each named executive officer’s base salary increased during 2025, with changes reflecting a combination of merit-based adjustments, market alignment, compensation structure considerations, and changes in role scope, as summarized in the table below:

Name	Base Salary as of 12/31/2024	Base Salary as of 12/31/2025	% Increase
Todd Borgmann	$800,000	$1,000,000	25.0%
David Lunin	$481,032	$495,463	3.0%
Bruce Fleming	$481,750	$549,388	14.0%
Scott Obermeier	$474,600	$549,388	15.8%
Gregory Morical	$406,390	$418,582	3.0%

Short-Term Cash Incentive Awards
We provide short-term cash incentive awards to named executive officers under our annual cash incentive plan (the “Cash Incentive Plan”). These awards are designed to incentivize executives in meeting financial performance, operational, and strategic objectives on an annual basis.
2025 Target Award Opportunity. Target annual incentive opportunities are established at the beginning of each year, expressed as a percentage of base salary, considering each executive’s role, performance, and levels of pay competitive with the market for comparable positions. Actual annual incentive award payouts are calculated based on actual salary earned from January 1 through December 31, 2025. Incentive opportunities based on financial goals are capped at 200% of target and those based on operational goals are capped at 100% of target.
For 2025, the Compensation Committee reduced the target award opportunities for Messrs. Borgmann and Fleming to 100% of base salary, compared to 150% in the prior year, to better align with the objectives of the Cash Incentive Plan and to achieve a more balanced mix of short- and long-term incentives. Targets for Messrs. Lunin and Obermeier remain at 100% of base salary, and Mr. Morical’s target remains at 80% of base salary. Target award opportunities for 2025 are listed in the table below:

Name	Target Award Opportunity (as a % of Base Salary)(1)
Todd Borgmann	100%
David Lunin	100%
Bruce Fleming	100%
Scott Obermeier	100%
Gregory Morical	80%

(1)
Reflects target levels as in effect on December 31, 2025. Messrs. Borgmann and Fleming’s target award opportunities were reduced from 150% to 100% of base salary, effective April 1, 2025. As a result, their 2025 target opportunities were prorated for the portion of the year prior to the approved change, resulting in an effective 2025 target opportunity of 112.3% of base salary.

Performance Metrics. The Compensation Committee designed the Company’s annual incentives to reinforce accountability for performance at both the enterprise level and the business unit level, while balancing financial results with disciplined operational execution. For 2025, annual incentive performance was based on a combination of financial performance (60%) and operational performance (40%), aligned to each named executive officer’s scope of responsibility. The operational performance component was further allocated among specific operational and strategic categories that the Compensation Committee believes are critical to safe, reliable, and efficient execution of the Company’s strategy. Performance under both the financial and operational components was subject to the achievement of a threshold Free Cash Flow goal, reinforcing the importance of liquidity and capital discipline.

Calumet, Inc. 36 2026 Proxy Statement

Compensation Discussion & Analysis
The table below summarizes the performance metrics used for 2025, their relative weightings, and the rationale and payout opportunity for each metric.

Performance Components and Weightings	Rationale	Payout Opportunity
Financial Performance: 60%		0%–200% of target
Adjusted EBITDA with Tax Attributes (100%)
Reflects underlying operating profitability, aligns with how investors assess financial performance, and reinforces focus on earnings growth and operating discipline across the enterprise and key businesses
Based on performance against pre-established minimum, target, and maximum goals
Operational Performance: 40%		0–100% of target
Safety (16.67%)	Reinforces safety as a core value and shared enterprise-wide responsibility fundamental to protecting employees, communities, and the long-term sustainability of the Company’s operations	Based on achievement of pre-established objectives tied to Company-wide employee safety outcomes, process safety management (PSM) compliance, and environmental performance
Cost Management (16.67%)	Encourages disciplined control of operating and capital spending in support of efficient operations and strategic priorities	Based on fixed operating costs and capital expenditures relative to plan, measured at the corporate or applicable business unit level
Reliability (16.67%)	Reinforces consistent, dependable operations that support safe performance, efficient asset utilization, and sustained financial result	Based on operational availability measured as throughput adjusted for internal downtime relative to budget, measured at the corporate or applicable business unit level
Strategic Initiatives (50%)	Recognizes execution of key strategic priorities that support the Company’s competitive positioning, balance sheet objectives, and long-term stockholder value	Based on the Compensation Committee’s assessment of progress and execution against executive-specific strategic priorities and actions established for the year

While each of the categories in operational performance are measured separately, the total operational performance portion is paid out between 0–100%. Once the annual award amount is calculated based on our financial and operational results, the Compensation Committee may adjust the earned amount based on the named executive officer’s individual contributions and influence on achievement of the relevant performance metrics. The Compensation Committee may adjust each named executive officer’s annual award payout by applying a multiplier in the range of +/- 20% against the initially-calculated payout.
2025 Financial Performance Goals and Results. The financial component of annual incentives was based on Adjusted EBITDA with Tax Attributes, measured against approved minimum, target, and maximum performance levels. Performance was evaluated at both the consolidated Company level and the business unit level for the Montana Business and the Specialties Business.
To align incentive outcomes with executive accountability, the Compensation Committee applied role-based weightings to these performance measures. Executives with enterprise-wide responsibilities were evaluated based on a blended assessment of consolidated and business unit performance, while executives with primary responsibility for a specific business were evaluated with greater emphasis on that business unit’s results.

Calumet, Inc. 37 2026 Proxy Statement

Compensation Discussion & Analysis
The following table shows the financial performance necessary to achieve minimum (50% payout), target (100% payout), and maximum (200% payout) annual incentive amounts, along with actual results for 2025:

Performance Metrics	Performance Level			Results		Named Executive Officer Weightings
Adj EBITDA withTax Attributes (in millions)(1)	Minimum	Target	Maximum	Actual	Actual as a % of Target	Borgmann / Lunin / Morical	Fleming	Obermeier
Consolidated Calumet	$166.0	$316.0	$459.0	$303.9	96%	24%	20%	20%
Montana Business	$36.0	$97.0	$156.0	$39.3	53%	18%	40%	—
Specialties Business	$157.0	$219.0	$275.0	$264.6	181%	18%	—	40%

(1)
Adjusted EBITDA with Tax Attributes is a non-GAAP measure that we define consistent with the terms of our Credit Agreement and senior notes indentures. For more information on our use of this non-GAAP measure, please see Part II, Item 7 “Management’s Discussion and Analysis — Non-GAAP Financial Measures” in our 2025 Form 10-K. For purposes of the Annual Cash Incentives Adjusted EBITDA with Tax Attributes was further adjusted for certain Clean Fuel Production Credits (“CFPCs”) as described further in the “Subsequent Events” section of our 2025 Form 10-K.

2025 Operational Performance Goals and Results. Consistent with the operational framework described above, operational performance was evaluated at the Company-wide, corporate, or business unit level, as applicable, with strategic initiatives reflecting executive-specific priorities. The Compensation Committee assessed performance holistically and determined the final operational result as a percentage of target for each named executive officer.
In evaluating operational performance for 2025, the Compensation Committee assessed performance across the four operational categories and considered results holistically in light of each named executive officer’s role and areas of responsibility. Safety performance was evaluated on a Company-wide basis and did not meet expectations for the year. In contrast, performance in Reliability and Cost Management generally met or exceeded expectations, reflecting improvements in operational execution, cost discipline, and efficiency initiatives across the Company. Performance under the Strategic Initiatives category varied by executive, consistent with the role-specific nature of these objectives. In several cases, executives exceeded expectations through strong execution on strategic priorities, while in other cases progress was below expectations, reflecting the complexity, sequencing, and timing of certain initiatives. Taking these factors together, the Compensation Committee determined that overall operational performance outcomes appropriately reflected a year in which safety performance fell short of expectations, core operational execution improved, and strategic execution produced mixed results. As a result, final operational performance outcomes for named executive officers were 95% of target.
Individual Modifier. After the annual award amount was determined based on financial and operational results, the Compensation Committee considered whether any adjustments were appropriate under the individual performance modifier. This feature allows the Committee to increase or decrease a named executive officer’s payout by up to 20% based on individual contributions and impact on performance outcomes. For 2025, the CEO recommended, and the Compensation Committee approved, individual modifiers of 0% to 17%. See “Annual Incentive Plan Payouts” below.

Calumet, Inc. 38 2026 Proxy Statement

Compensation Discussion & Analysis
Annual Incentive Plan Payouts. Based on the financial and operational performance results described above, and subject to achievement of the Free Cash Flow threshold, the Compensation Committee determined annual incentive payouts for each named executive officer for 2025. Financial performance outcomes were applied using the role-based weightings described above, and operational performance outcomes reflected the Committee’s holistic assessment of performance against applicable operational and strategic priorities. After considering whether any adjustments were warranted under the individual performance modifier, the Compensation Committee approved annual incentive payouts at the levels shown below.

Name	Target Opportunity (% of Salary)(1)	Actual 2025 Salary(2)	Final Payout(2) ($)
Todd Borgmann	112%	$950,000	$1,287,593
David Lunin	100%	$491,856	$595,877
Bruce Fleming	112%	$532,478	$468,423
Scott Obermeier	100%	$492,847	$639,445
Gregory Morical	80%	$415,534	$359,964

(1)
As noted above, for 2025, the Compensation Committee approved a reduction in the target annual incentive opportunities for Messrs. Borgmann and Fleming from 150% to 100% of base salary, effective in April 2025. As a result, their 2025 target opportunities were prorated for the portion of the year prior to the approved change, resulting in an effective 2025 target opportunity of 112.3% of base salary. Their current annual incentive target opportunity is 100% of base salary.

(2)
Actual annual incentive award payouts are calculated based on actual salary earned from January 1 through December 31, 2025. Payouts reflect the application of weighted financial and operational performance results, individual modifiers (where applicable), and plan caps.

Long-Term Equity-Based Incentive Awards
Long-term incentive compensation is designed to align a meaningful portion of our named executive officers’ compensation with the long-term interests of our stockholders, as well as the Company’s long-term business strategy and leadership talent retention goals. For 2025, long-term equity incentives were granted using a mix of performance-based restricted stock units (PSUs) and time-based restricted stock units (RSUs), as follows:

Equity Vehicle	Weighting	Details
PSUs	50%	Metric	Weighting	Performance Period	Payout Opportunity
		Relative Total Shareholder Return (TSR)	33.33%	Three-year performance period (1/1/25–12/31/27); measured against the constituent companies of the S&P SmallCap 600 Index as of the start of the period	0% to 150% of target; payout is capped at 100% if Calumet TSR is negative for the performance period
		Net Deleveraging	33.33%	One-year performance period (1/1/25–12/31/25); any restricted stock units earned remain subject to service-based vesting through 12/31/2027	0% to 150% of target
		Strategic Initiatives	33.33%	One-year performance period (1/1/25–12/31/25); any restricted stock units earned remain subject to service-based vesting through 12/31/2027	0% to 150% of target; performance assessed through qualitative evaluation, with quarterly progress reports
RSUs	50%	Cliff vest on the three-year anniversary of the grant date

Calumet, Inc. 39 2026 Proxy Statement

Compensation Discussion & Analysis
2025 Target LTI Award Opportunities. Target long-term incentive opportunities are established at the beginning of each year, expressed as a percentage of base salary actually earned, considering each executive’s role, performance, and market pay levels for comparable positions. For 2025, upon the recommendation of the Compensation Committee, our Board increased Mr. Borgmann’s LTI award opportunity from 200% to 275% of base salary, and the Compensation Committee increased Mr. Fleming’s LTI opportunity from 60% to 80% of base salary. These adjustments were approved to better align their overall total target compensation opportunities to market practices, while achieving a more balanced mix of short- and long-term incentives. Targets for Messrs. Lunin and Obermeier remain at 80% of base salary, and Mr. Morical’s target remains at 60%. Target award opportunities for 2025, including grant values, are listed in the table below:

Name	Target (as a % of Base Salary)	PSUs (at Target)	RSUs	Total Target Value*
Todd Borgmann	275%	$1,375,000	$1,375,000	$2,750,000
David Lunin	80%	$198,185	$198,185	$396,371
Bruce Fleming	80%	$219,755	$219,755	$439,511
Scott Obermeier	80%	$195.535	$195,535	$391,071
Gregory Morical	60%	$125,575	$125,575	$251,149

*
Target award amounts approved by the Compensation Committee for PSUs and RSUs were converted to a number of units based on the closing price of our Common Stock on the date of the grant on February 25, 2025, which was $15.53.

PSUs Earned and Vested In 2025 (1/1/2025–12/31/2025). Two of the three metrics for the 2025 PSUs, Net Deleveraging and Strategic Initiatives, were measured against pre-established 2025 calendar year goals. Any PSUs earned under these metrics remain subject to service-based vesting through December 31, 2027.
•
Net Restricted Deleveraging (33%) – Performance against 2025 deleveraging goals was achieved at 122%, driven by generating free cash flow to reduce debt and successful execution of the sale of Royal Purple Industrial.

•
Strategic Initiatives (33%) – Performance against 2025 strategic priorities, as evaluated by the Compensation Committee based on quarterly progress reports and year-end assessment, was achieved at 108%. The Compensation Committee considered management’s successful execution of several critical initiatives, including securing the DOE loan and improving the Company’s cost of capital, advancing the PB asset sale and integration strategy, and materially enhancing the MaxSAF strategy.

The relative TSR metric, which represents the remaining 33% weighting of the 2025 PSUs, will be measured following the conclusion of the full three-year performance period on December 31, 2027. In addition, the awards remain subject to a cap of 100% of the target opportunity in the event that our absolute TSR is negative for the three-year performance period.
2024 RSUs. Separately, consistent with the Company’s historical practice—and as disclosed in last year’s proxy statement—the Compensation Committee approved RSUs for 2024 performance in early 2025 (the “2024 RSUs”). These awards recognized the achievement of major strategic goals completed during the final year of partnership operations, most notably, conversion to a C-Corporation, receipt of the DOE Loan conditional commitment (with initial funding in early 2025), record-setting safety performance, and substantial operational and cost improvements across key facilities. The 2024 RSUs cliff-vest subject to continued service through the third anniversary of the grant date.
Under SEC reporting rules, both the 2024 RSUs (i.e., awards granted during 2025 in respect of 2024 performance) and the forward-looking 2025 annual long-term incentive awards are reported in the 2025 Summary Compensation Table. As a result, the aggregate value of “Stock Awards” shown for 2025 is higher than in prior years, as the amount reflects two distinct grants for different performance periods that overlapped in 2025 solely due to the evolution of our long-term incentive program design.

Calumet, Inc. 40 2026 Proxy Statement

Compensation Discussion & Analysis
Other Compensation Guidelines, Practices and Policies
Stock Ownership Guidelines
In November 2025, the Board adopted formal stock ownership guidelines applicable to executive officers and non-employee directors. The stock ownership guidelines are intended to reinforce alignment between leadership and stockholders by promoting meaningful, long-term equity ownership. Under the policy, ownership requirements are expressed as a multiple of base salary (for executives) or annual cash retainer (for non-employee directors), as follows:

Position	Ownership Requirement
Chief Executive Officer	5x base salary
Executive Vice Presidents	3x base salary
Senior Vice Presidents	2x base salary
Non-Employee Directors	5x annual cash retainer

For purposes of determining compliance, ownership includes shares owned outright and unvested time-based restricted stock units. Stock options and performance-based awards that remain subject to performance conditions are not counted toward the guideline.
Covered individuals are expected to achieve the applicable ownership level within five years of becoming subject to the guidelines. The Compensation Committee reviews progress toward compliance at least annually. If an executive officer or director has not achieved the applicable ownership level within the prescribed period, the Compensation Committee may require the individual to retain a portion of net after-tax shares received upon vesting until the guideline is satisfied. As of December 31, 2025, all the NEOs and non-employee directors were either in compliance with or on track to achieve compliance with the applicable ownership requirements within the prescribed five-year period.
Clawback Policy
We maintain our Policy Governing the Recovery of Certain Incentive Compensation, a clawback policy that is intended to comply with the requirements of Nasdaq Stock Market Listing Standard 5608 implementing Rule 10D-1 under the Exchange Act. In the event we are required to prepare an accounting restatement of our financial statements due to material non-compliance with any financial reporting requirement under the federal securities law, we will recover the excess incentive-based compensation received by any covered executive, including our named executive officers, on or after October 2, 2023 and during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements. The Company does not indemnify executives against the loss of compensation recovered under our policy. In addition to this standalone policy, the LTIP includes provisions that address the potential need to recover awards granted under that plan.
No Shorting, Hedging, or Pledging Allowed
Our Insider Trading Policy also prohibits our directors and employees (including our executives) from engaging in short sales of the Company’s securities. In addition, all directors and employees (including our executives) may not engage in any hedging transactions in the Company’s securities and may not pledge the Company’s securities or include the Company’s securities in a margin account.

Calumet, Inc. 41 2026 Proxy Statement

Compensation Discussion & Analysis
Health and Welfare Benefits
We offer a variety of health and welfare benefits to all eligible employees of the Company. These benefits are consistent with the types of benefits provided by our peer group and are provided to maintain a competitive position in terms of attracting and retaining executive officers and other employees. In addition, the health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The executive officers generally are eligible for the same benefit programs on the same basis as the rest of our employees. Our U.S. health and welfare programs include medical, pharmacy, dental, life and accidental death and dismemberment insurance coverages.
In addition, all U.S.-based employees working over 30 hours per week are eligible for long-term disability coverage. As structured, these combined long-term disability benefits will pay 60% of monthly earnings, as defined by the policy, up to a maximum of $15,000 per month during a period of continuing disability up to normal retirement age, as defined by the policy.
Retirement Benefits
We maintain the Calumet GP, LLC Retirement Savings Plan (the “401(k) Plan”) to assist our U.S.-based eligible officers and employees in saving for their retirement. Our executive officers participate in the 401(k) Plan on the same terms as other eligible employees. We match 100% of participant contributions up to 4% of the participant’s eligible compensation, and 50% of each additional 1% of eligible compensation contributed up to 6% of the participant’s eligible compensation, for a maximum contribution by us of up to 5% of eligible compensation contributed per participant.
Perquisites
We provide our named executive officers with limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation programs and philosophy. These benefits are provided to enable us to attract and retain these executives. Decisions made with respect to this compensation element do not significantly factor into or affect decisions made with respect to other compensation elements.
Each executive officer is provided with all, or certain of, the following benefits as a supplement to their other compensation:
•
Executive Physical Program: We generally pay for a complete and professional annual personal physical exam for each named executive officer appropriate for their age to improve their health and productivity.

•
Spousal and Family Travel: On an occasional basis, we pay expenses related to travel of the spouses or certain family members of our executive officers in order to accompany the executive officer to business-related events. For the year ended December 31, 2025, we paid no such expenses related to travel for family members of our executive officers.

The Compensation Committee periodically reviews the perquisite program to determine if adjustments are appropriate.
Employment Agreements & Severance Benefits
As of December 31, 2025, the Company had no employment agreements with any of its executive officers. We provide offer letters to newly hired or promoted employees that set forth the general terms of their employment with us as of the offer letter date, which do not provide for severance, change in control, or other post-termination benefits.
We maintain a Change of Control Protection Plan, which provides for severance payments and benefits to certain employees (including the named executive officers) who experience a qualifying termination of employment in connection with a change in control. For more information on this plan, refer to the “Potential Payments Upon Termination or Change in Control” section below.

Calumet, Inc. 42 2026 Proxy Statement

Compensation Discussion & Analysis
Risk Considerations in our Overall Compensation Program
The Compensation Committee has reviewed the Company’s compensation policies and practices as they relate to risk management. Based on this review, which included a formal risk assessment conducted by the Compensation Committee in July 2025 and shared with the Risk Committee, the Compensation Committee concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Compensation Committee considered the use of Adjusted EBITDA with Tax Attributes as a performance metric, the Company’s approval controls, and the balance between short- and long-term incentive opportunities that align the interests of employees and stockholders.
Equity Grant Practices
We did not grant stock options in 2025 and did not time the disclosure of material nonpublic information for the purpose of affecting the value of any executive compensation awarded during fiscal 2025.
Report of the Compensation Committee for the Year Ended December 31, 2025
The Compensation Committee of the Company has reviewed and discussed our Compensation Discussion & Analysis with management. Based upon such review, the related discussion with management and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that our Compensation Discussion & Analysis be included in the Company’s Annual Proxy Statement.

This report is submitted by the Compensation Committee:

John “Jack” Boss (Chair)
Amy M. Schumacher
Karen G. Narwold

Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee are John (“Jack”) G. Boss, Karen G. Narwold, and Amy Schumacher, who are all members of the Board. Please refer to the “Certain Relationships and Related Transactions” section above for descriptions of our transactions in fiscal year 2025 with certain entities related to Ms. Schumacher. No executive officer of the Company served as a member of the Compensation Committee of another entity that had an executive officer serving as a member of our Board or Compensation Committee.

Calumet, Inc. 43 2026 Proxy Statement

Compensation Discussion & Analysis
Executive Compensation Tables
2025 Summary Compensation Table
The following table sets forth the annual compensation earned by or granted to our named executive officers for the fiscal years ended December 31, 2025, 2024, and 2023. Mr. Lunin was appointed as Chief Financial Officer effective January 1, 2024 and was not a named executive officer prior to 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Todd Borgmann President & Chief Executive Officer	2025	950,000	—	4,455,029	1,287,593	106,654	6,799,276
	2024	783,750	587,813	—	—	57,978	1,429,541
	2023	735,000	—	1,750,000	—	17,040	2,502,040
David Lunin Executive Vice President - Chief Financial Officer	2025	491,856	—	799,826	595,877	21,072	1,908,631
	2024	479,524	239,762	384,823	—	136,854	1,240,963
Bruce Fleming Executive Vice President - Montana Renewables & Corporate Strategy	2025	532,478	—	748,779	468,423	177,549	1,927,229
	2024	478,812	359,109	—	—	140,242	978,163
	2023	464,255	—	1,750,000	—	19,715	2,233,970
Scott Obermeier President - Specialties	2025	492,847	—	785,787	639,445	20,480	1,938,559
	2024	468,949	234,475	—	—	18,407	721,831
	2023	445,250	302,770	—	—	17,594	765,614
Gregory Morical Senior Vice President, General Counsel & Secretary	2025	415,534	—	491,618	359,964	34,276	1,301,391
	2024	379,958	151,984	—	—	35,145	567,087
	2023	348,680	—	500,000	—	15,821	864,501

(1)
The amount in this column for 2025 represents the grant date fair value calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures, of time-based and performance-based restricted stock unit awards granted to each respective NEO on February 25, 2025 under the LTIP, including time-based restricted stock unit awards approved for 2024 performance granted in early 2025 (resulting in “double” reporting for this year). For more information regarding restricted stock unit awards, see “Compensation Discussion & Analysis — Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards — 2025 Target LTI Awards” above. The grant date fair value of each restricted stock unit is based on the closing price of our common shares on the applicable date of grant. Please read Note 12 to our consolidated financial statements for the fiscal year ending December 31, 2025, included in our 2025 Form 10-K for a discussion of the assumptions used to determine the FASB ASC Topic 718 value of the awards. At the maximum performance level of 150%, the grant date fair value of the performance-based restricted stock unit awards would be as follows: for Mr. Borgmann, $2,062,493; for Mr. Lunin, $297,275; for Mr. Fleming, $329,624; for Mr. Obermeier, $293,284; and for Mr. Morical, $188,332.

(2)
The 2025 non-equity incentive cash bonus plan for the fiscal year ended December 31, 2025, set a target opportunity for each NEO’s annual cash bonus as a percent of salary, with payout contingent upon meeting Calumet Inc.’s financial goals and other performance measures as described above in “Compensation Discussion & Analysis — Elements of Executive Compensation — Short-Term Cash Bonus Awards — 2025 Approved Cash Bonus Awards.” Amounts include portions deferred under our Deferred Compensation Plan for Mr. Borgmann, Mr. Fleming and Mr. Morical.

Calumet, Inc. 44 2026 Proxy Statement

Compensation Discussion & Analysis
(3)	The following table provides the aggregate “All Other Compensation” information for each of the named executive officers for 2025:

	Todd Borgmann	David Lunin	Bruce Fleming	Scott Obermeier	Gregory Morical
401(k) Plan Matching Contributions	$17,500	$17,500	$17,500	$17,500	$17,500
HSA Plan Matching Contributions	1,000	1,000	1,000	—	1,000
Long-Term Disability Insurance	1,413	1,420	1,427	1,415	1,409
Long-Term Disability Insurance (Tax Gross-up)	361	355	348	360	479
Relocation Expenses(a)	—	—	—	—	—
Term Life Insurance Premiums	540	797	1,133	1,205	1,889
Deferred Compensation Plan Matching Contributions	85,840	—	156,141	—	11,999
Total	$106,654	$21,072	$177,549	$20,480	$34,276

(a)
The relocation plan offered to our executive officers is the same plan offered to all other eligible employees. The amount of relocation expenses for Mr. Lunin includes a tax gross up amount of $44,093.

Calumet, Inc. 45 2026 Proxy Statement

Compensation Discussion & Analysis
Grants of Plan-Based Awards
The following table includes information about awards granted to our named executive officers during 2025, which includes the incentive opportunities under the Cash Incentive Plan and the LTIP.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares (#)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Todd Borgmann		300,000	1,000,000	1,600,000
	2/25/2025(2)				29,513	88,538	132,807
	2/25/2025(3)							88,538	1,374,995
	2/25/2025(4)							100,933	1,567,489
David Lunin		148,639	495,463	792,741
	2/25/2025(2)				4,254	12,761	19,142
	2/25/2025(3)							12,761	198,178
	2/25/2025(4)							24,701	383,607
Bruce Fleming		164,816	549,388	879,021
	2/25/2025(2)				4,715	14,150	21,225
	2/25/2025(3)							14,150	219,750
	2/25/2025(4)							18,498	287,274
Scott Obermeier		164,816	549,388	879,021
	2/25/2025(2)				4,196	12,590	18,885
	2/25/2025(3)							12,590	195,523
	2/25/2025(4)							24,157	375,158
Gregory Morical		100,460	334,866	535,785
	2/25/2025(2)				2,695	8,085	12,127
	2/25/2025(3)							8,085	125,560
	2/25/2025(4)							14,679	227,965

(1)
Amounts in this column represent the minimum, target and stretch incentive opportunities for short-term bonus awards under the Cash Incentive Plan. The actual bonuses paid to our named executive officers for 2025 under the Cash Incentive Plan can be found in the “Bonus” column of the Summary Compensation Table above and are described in more detail under “Compensation Discussion & Analysis — Elements of Executive Compensation — Short-Term Cash Bonus Awards” above.

(2)
Amount in this column represents the grant date fair value calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The grant date fair value of restricted stock unit awards is based on the closing price of our common shares on the applicable date of grant. Please read Note 12 to our consolidated financial statements for the fiscal year ending December 31, 2025, included in our 2025 Form 10-K for a discussion of the assumptions used to determine the FASB ASC Topic 718 value of the award.

Calumet, Inc. 46 2026 Proxy Statement

Compensation Discussion & Analysis
(3)
On February 25, 2025, Calumet Inc. granted performance-based restricted stock units (“PSUs”) to the NEOs. The PSUs provide for the recipients to receive shares of Calumet Inc. common stock (or the cash value thereof) upon the achievement of certain performance goals established by Calumet Inc. during a specified period, as described in “Compensation Discussion & Analysis — Elements of Executive Compensation — Long-Term Equity Incentive Awards” above.

(4)
On February 25, 2025, Calumet Inc. granted time-based restricted stock units to the NEOs. The RSUs cliff-vest subject to continued service through the grant date, as described in “Compensation Discussion & Analysis — Elements of Executive Compensation — Long-Term Equity Incentive Awards” above.

(5)
On February 25, 2025, Calumet Inc. granted an additional award of RSUs to the NEOs for 2024 performance (the “2024 RSUs”). The RSUs also cliff-vest subject to continued service through the grant date, as described in “Compensation Discussion & Analysis — Elements of Executive Compensation — Long-Term Equity Incentive Awards” above.

Calumet, Inc. 47 2026 Proxy Statement

Compensation Discussion & Analysis
Outstanding Equity Awards at Fiscal Year-End
The table below reflects information regarding outstanding equity-based awards held by the named executive officers as of December 31, 2025.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Todd Borgmann	417,844	8,302,560	29,512	586,403
David Lunin	90,355	1,795,354	4,253	84,507
Bruce Fleming	180,987	3,596,212	4,716	93,707
Scott Obermeier	70,491	1,400,656	4,196	83,375
Gregory Morical	76,602	1,522,082	2,695	53,550

(1)
Amounts in this column reflect time-based restricted stock unit awards held by the named executive officers as of December 31, 2025. Outstanding restricted stock unit awards that have not vested as of December 31, 2025 for each of our named executive officers vested or will vest as follows:

Vesting Date	Todd Borgmann	David Lunin	Bruce Fleming	Scott Obermeier	Gregory Morical
February 21, 2026	49,974	—	20,621	24,090	15,348
July 1, 2026	773	158	2,360	—	498
August 1, 2026	107,428	—	107,428	—	30,694
September 11, 2026	—	20,000	—	—	—
February 21, 2027	—	22,478	—	—	—
July 1, 2027	772	157	2,360	—	498
February 25, 2028	257,352	47,247	43,498	46,401	28,965
July 1, 2028	773	158	2,360		300
July 1, 2029	772	157	2,360		299
	417,844	90,355	180,987	70,491	76,602

(2)
Market value of restricted stock units reported in these columns is calculated by multiplying the closing market price of $19.87 of our common shares at December 31, 2025 by the number of restricted stock units outstanding.

(3)
Amounts in this column reflect all tranches of the PSUs granted in 2025, reported at target performance. PSUs will vest at the end of a three-year performance period, subject to meeting performance metrics and the individual remaining continuously employed through the vesting date.

Calumet, Inc. 48 2026 Proxy Statement

Compensation Discussion & Analysis
Stock Vested
The following table provides information about restricted stock units held by the named executive officers that vested during the 2025 fiscal year. None of the named executive officers held or exercised any option awards during the 2025 fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Todd Borgmann	114,120	2,267,564
David Lunin	—	—
Bruce Fleming	173,066	3,438,821
Scott Obermeier	31,606	628,011
Gregory Morical	55,833	1,109,402

(1)
Amounts in this column represent the restricted stock units held by each named executive officer that vested during the 2025 fiscal year, regardless of whether such restricted stock units actually settled during the year. For more information on deferred restricted stock units held by the named executive officers, see “Nonqualified Deferred Compensation” below.

(2)
Amounts in this column do not reflect value actually realized by the named executive officers. Rather, these amounts equal the number of restricted stock units vested multiplied by the closing price of our common shares on the applicable vesting date (or, if the vesting date was not a trading day, on the last trading day immediately prior to such date).

Nonqualified Deferred Compensation
We maintain the Calumet, Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) to encourage our officers to save for retirement and to assist us in retaining our officers. Pursuant to the Deferred Compensation Plan, a select group of management, including the named executive officers, and all of the non-employee directors are eligible to participate by making an annual irrevocable election to defer, in the case of management, all or a portion of their annual cash incentive award under the Cash Incentive Plan, and, in the case of non-management directors, all or none of their annual cash retainer.
The deferred amounts are credited to participants’ accounts in the form of restricted stock units, with each restricted stock unit representing a notional unit that entitles the holder to receive either an actual common share or the cash value of a common share (determined by using the fair market value of a common share at the time a determination is needed). The restricted stock units credited to each participant’s account include dividend equivalent rights, which are credited to the participant’s account in the form of additional restricted stock units. In our sole discretion, we may make matching contributions of restricted stock units or purely discretionary contributions of restricted stock units, in amounts and at times as the Compensation Committee recommends and the Board approves.
Participants will at all times be 100% vested in amounts they have deferred; however, amounts we have contributed may be subject to a vesting schedule, as determined appropriate by the Compensation Committee. Distributions from the Deferred Compensation Plan are payable on the earlier of the date specified by each participant on their deferral election form and the participant’s separation from service. Death, disability, normal retirement or a change in control will result in accelerated vesting of all unvested restricted stock units credited and require automatic distribution of the Deferred Compensation Plan benefits. Benefits will be distributed to participants in the form of our common shares, cash or a combination of common shares and cash at the election of the Compensation Committee. In the event that accounts are paid in common shares, such common shares will be distributed pursuant to the LTIP. Unvested portions of a participant’s account will be forfeited in the event that a distribution was due to a

Calumet, Inc. 49 2026 Proxy Statement

Compensation Discussion & Analysis
participant’s voluntary resignation or a termination for cause. To help ensure compliance with Section 409A of the Code, distributions to participants who are considered “specified employees” (as defined in Code Section 409A of the Code) may be delayed for a period of six months following such employees’ termination of employment with us.
The table below sets forth information regarding the value of accumulated benefits of our named executive officers under the Deferred Compensation Plan as of December 31, 2025.

Name	Executive Contributions in 2025 ($)	Registrant Contributions in 2025 ($)	Aggregate Earnings in 2025 ($)	Aggregate Withdrawals / Distributions in 2025 ($)	Aggregate Balance at End of 2025 ($)(1)
Todd Borgmann	117,556	39,181	(26,576)	—	245,613
David Lunin	23,965	7,988	(5,418)	—	50,072
Bruce Fleming	359,098	119,699	(603,127)	—	5,574,012
Scott Obermeier	—	—	—	—	—
Gregory Morical	45,585	15,191	(90,788)	—	839,050

(1)
The aggregate balance for each named executive officer as of December 31, 2025 was determined by multiplying all restricted stock units in each named executive officer’s account under the Deferred Compensation Plan by the closing price of our common shares on December 31, 2025 (the last trading day of 2025). The restricted stock units credited to each named executive officer’s account as of December 31, 2025 was as follows: (i) Mr. Borgmann, 12,361, (ii) Mr. Lunin, 2,520, (iii) Mr. Fleming, 280,524, and (iv) Mr. Morical, 42,227.

Potential Payments Upon Termination or Change in Control
We adopted the Company’s Change of Control Protection Plan, effective March 13, 2023 (the “CIC Plan”), pursuant to which each of our named executive officers are eligible to receive severance benefits upon an involuntary termination by us without cause or by the named executive officer for good reason, in each case, occurring within the three-month period immediately prior to the 12-month period immediately following a “change of control.” Payment of severance under the CIC Plan is contingent upon the executive entering into a release of claims with us. There is no eligibility for severance benefits under the CIC Plan if, in connection with an applicable change of control, the executive declines an offer of employment for a comparable position with a successor or acquirer.
The following describes, for our named executive officers, the benefits that would be received under the CIC Plan in a qualifying termination circumstance:
•
1.5x (for Mr. Borgmann) or 1.0x (for our other named executive officers) the sum of the executive’s (i) annual base salary plus (ii) target annual bonus for the year in which termination of employment occurs;

•	Continued medical, dental, and vision benefits coverage for 12 months following the termination date;
•	Reimbursement for up to $10,000 of outplacement services provided within six months following the termination date; and
•	Accelerated vesting of all unvested time and performance-based awards under the LTIP, with performance-based awards vesting at the greater of target or actual performance through the termination date.
We believe these benefits are important retention tools and, specifically with respect to the change of control benefits, these benefits provide the named executive officers with a sense of stability, both in the middle of transactions that may create uncertainty regarding their future employment and post-termination, as they seek future employment and an opportunity to realize value from these awards in the event of such transaction.

Calumet, Inc. 50 2026 Proxy Statement

Compensation Discussion & Analysis
Restricted Stock Unit Awards Under the LTIP
Although the LTIP provides the Compensation Committee with broad discretion to accelerate outstanding restricted stock units in the event of certain termination events or a change of control, (i) in the event of a named executive officer’s death, disability or normal retirement (termination after reaching age 62), the outstanding time-based RSU award agreements provide for full accelerated vesting, as well as in the event of a qualifying termination due to a “change in control,” as outlined in the CIC Plan, and (ii) with respect to PSUs, any PSUs that are subject to a performance period that has not concluded as at the time of a named executive officer’s death or disability are deemed earned at target performance, and in the event of a named executive officer’s normal retirement, all PSUs remain outstanding and eligible to vest at the conclusion of the original performance period based on actual performance. Refer to “Compensation Discussion & Analysis — Potential Payments Upon Termination or Change in Control” above for additional information regarding the Company’s CIC Plan. As of December 31, 2025, Mr. Fleming is the only named executive officer who was retirement eligible.
Restricted Stock Units Under the Deferred Compensation Plan
Each named executive officer’s restricted stock units under the Deferred Compensation Plan will become fully vested in the event of such named executive officer’s death, disability, or normal retirement (termination after reaching age 62), as well as in the event of a “change of control.”
Executive Long-Term Disability Coverage
Each of our named executive officers receive additional long-term disability coverage, which is in addition to the long-term disability coverage the Company provides to all employees. As a result of this additional long-term disability coverage, each named executive officer would be entitled to receive additional benefits in the event of their qualifying long-term disability, which when combined with the long-term disability coverage provided to all eligible employees will result in payment of 60% of monthly earnings, as defined by the policy, up to a maximum of $15,000 per month until normal retirement age.

Calumet, Inc. 51 2026 Proxy Statement

Compensation Discussion & Analysis
Quantification of Potential Payments
The table below sets forth the amount of compensation or other benefits due to each named executive officer in the event of the specified terminations of employment or a change of control, assuming such termination or change of control occurred on December 31, 2025. The amounts below are only estimates of the amounts that would be received upon a change of control or termination of employment—the actual amount will only be determined at the time such event occurs.

Name	Plan	Death ($)	Normal Retirement ($)	Disability ($)	Qualifying Termination in Connection with Change of Control ($)
Todd Borgmann	Cash Severance(1)	$—	$—	$—	$3,000,000
	LTIP Restricted Stock Units(2)	8,827,605	—	8,827,605	8,827,605
	Deferred Compensation Plan(2)	61,398	61,398	61,398	61,398
	Post-Employment Health Care(3)	—	—	—	28,456
	Outplacement Assistance(4)	—	—	—	10,000
	Executive Long-Term Disability Coverage(5)	—	—	180,000	—
	Total	$8,889,003	$61,398	$9,069,003	$11,927,459
David Lunin	Cash Severance(1)	$—	$—	$—	$990,926
	LTIP Restricted Stock Units(2)	1,867,383	—	1,867,3839	1,867,383
	Deferred Compensation Plan(2)	12,518	12,518	12,518	12,518
	Post-Employment Health Care(3)	—	—	—	16,505
	Outplacement Assistance(4)	—	—	—	10,000
	Executive Long-Term Disability Coverage(5)	—	—	180,000	—
	Total	$1,879,901	$12,518	$2,059,901	$2,897,332
Bruce Fleming	Cash Severance(1)	$—	$—	$—	$1,098,776
	LTIP Restricted Stock Units(2)	3,502,366	3,596,053	3,502,366	3,502,366
	Deferred Compensation Plan(2)	187,573	187,573	187,573	187,573
	Post-Employment Health Care(3)	—	—	—	17,988
	Outplacement Assistance(4)	—	—	—	10,000
	Executive Long-Term Disability Coverage(5)	—	—	180,000	—
	Total	$3,689,938	$3,783,626	$3,869,938	$4,816,702
Scott Obermeier	Cash Severance(1)	$—	$—	$—	$1,098,776
	LTIP Restricted Stock Units(2)	1,484,051	—	1,484,051	1,484,051
	Deferred Compensation Plan(2)	—	—	—	—
	Post-Employment Health Care(3)	—	—	—	33,474
	Outplacement Assistance(4)	—	—	—	10,000
	Executive Long-Term Disability Coverage(5)	—	—	180,000	—
	Total	$1,484,051	$—	$1,664,051	$2,626,301
Gregory Morical	Cash Severance(1)	$—	$—	$—	$753,448
	LTIP Restricted Stock Units(2)	1,543,859	—	1,543,859	1,543,859
	Deferred Compensation Plan(2)	31,693	31,693	31,693	31,693
	Post-Employment Health Care(3)	—	—	—	28,456
	Outplacement Assistance(4)	—	—	—	10,000
	Executive Long-Term Disability Coverage(5)	—	—	180,000	—
	Total	$1,575,552	$31,693	$1,755,552	$2,367,456

(1)	For all of our named executive officers, this amount represents the value of cash severance payable in connection with a qualifying termination of employment under the CIC Plan.

Calumet, Inc. 52 2026 Proxy Statement

Compensation Discussion & Analysis
(2)
The values reported with respect to LTIP restricted stock units and the Deferred Compensation Plan are based on the closing price of our common shares on December 31, 2025 of $19.87 (assuming performance-based restricted stock units are earned at target levels of performance, except for Mr. Fleming’s performance-based restricted stock units in the event of his normal retirement, for which we have assumed the maximum level of achievement of performance goals) and the total number of outstanding restricted stock units that would accelerate and vest upon a qualifying termination event or change of control. However, the value actually realized by each NEO would depend upon the value of our common shares at the time such awards become vested, and, for purposes of Mr. Fleming’s performance-based restricted stock units, upon his normal retirement, the level at which the applicable performance goals were achieved.

(3)
As per the CIC Plan, each of our named executive officers will receive continued medical dental and vision benefits coverage for 12 months following the date of termination at the employer’s expense if a qualifying termination occurs in connection with a change of control.

(4)
As per the CIC Plan, each of our named executive officers will receive reimbursement for the cost of outplacement services with a provider designated by the employer, provided that the cost of such reimbursement will not exceed $10,000 and such services must be provided within six months following the date of termination if a qualifying termination occurs in connection with a change of control.

(5)
Includes only the portion of each named executive officer’s long-term disability benefits that are in excess of the long-term disability benefits generally provided to employees of our general partner.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our Company’s median compensated employee and the annual total compensation of Todd Borgmann, our Chief Executive Officer (“CEO”).
To identify our Company’s median employee, as well as to determine the annual total compensation of our Company’s median employee and the CEO, we took the following steps:
•	We selected December 31, 2025, as our identification date for determining our median employee compensation.
•
We determined that, as of December 31, 2025, our Company’s employee population consisted of approximately 1,540 individuals, all of whom were located in the United States. This population consisted of our full-time, part-time, and temporary employees.

•
We used a consistently applied compensation measure to identify the median employee, namely 2025 W-2 wages as reflected in our payroll records. In addition, if the median employee was an eligible employee for our annual cash incentive plan award, we adjusted the median employee’s W-2 wages to include the amount of the short-term cash bonus the median employee was eligible to receive under the program for 2025. We did not annualize the compensation for any employees that were not employed by our Company for all of 2025.

•
Our Company’s median employee was determined to be a full-time employee. After we identified our Company’s median employee, we calculated such employee’s annual total compensation for the 2025 year using the same methodology we used for our CEO as set forth in the “Total” column of our 2025 Summary Compensation Table included in this Annual Report.

For 2025, our last completed fiscal year:
•	The annual total compensation of the median employee of our Company (other than the CEO) was $95,221;
•	The annual total compensation of the CEO, as reported in the Summary Compensation Table above, was $6,799,276 and
•	Based on this information, for 2025 the ratio of the annual total compensation of our CEO to that of the median employee of our Company was approximately 71.4 to 1.
Our 2025 pay ratio is intended to be a reasonable estimate calculated in a manner consistent with SEC rules. Given the different methodologies that various public companies use to determine their estimates of pay ratio, including the different assumptions, exclusions, estimates and methodologies allowed under the SEC rules, and differing employment and compensation practices among companies, our reported pay ratio should not be used as a basis of comparison between us or our Company and other companies.

Calumet, Inc. 53 2026 Proxy Statement

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion & Analysis” above.

Year (a)	Summary Compensation Table Total for Mr. Borgmann ($)(1) (b)	Compensation Actually Paid to Mr. Borgmann ($)(2) (c)	Summary Compensation Table Total for Mr. Mawer ($)(1) (d)	Compensation Actually Paid to Mr. Mawer ($)(2) (e)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3) (f)	Average Compensation Actually Paid to Non- CEO NEOs ($)(4) (g)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($ in millions)(7) (j)	Adjusted EBITDA with Tax Attributes ($ in millions)(8) (k)
							Total Shareholder Return ($)(5) (h)	Peer Group Total Shareholder Return ($)(6) (i)
2025	6,799,276	6,989,112	—	—	1,768,953	1,056,057	150.53	79.24	(33.8)	293.3
2024	1,429,541	2,556,357	—	—	877,011	1,394,384	166.82	90.69	(222.0)	229.3
2023	2,502,040	3,702,045	—	—	1,288,028	1,861,833	135.38	98.83	48.1	354.5
2022	4,065,189	3,885,856	3,200,735	4,564,389	2,295,981	3,033,227	127.88	85.99	(173.30)	471.9

(1)
The dollar amounts reported in columns (b) and (d) are the amounts for Mr. Borgmann, the Company’s CEO for each of the corresponding years, and Mr. Mawer, who served as the Company’s CEO from January through May 22, in each case as reported in the “Total” column of the in our Summary Compensation Table for the applicable year.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to the CEO as computed in accordance with Item 402(v) of Regulation S-K and does not reflect the total compensation actually realized or received by Mr. Borgmann and Mr. Mawer. In accordance with these rules, this amount reflects “Total” compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below for 2025. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation methodologies used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to Mr. Borgmann	2025
Summary Compensation Table Total	6,799,276
Less, value of “Stock Awards” (“Unit Awards” of our predecessor) reported in Summary Compensation Table	4,455,029
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	5,761,426
Plus, fair value as of vesting date of equity awards granted and vested in the year	117,556
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(338,414)
Plus (less), change in fair value from last day of prior fiscal year to vesting date for equity awards granted in prior years that vested in the year	(895,702)
Less, prior year-end fair value for any equity awards forfeited in the year	—
Compensation Actually Paid to Mr. Borgmann	6,989,112

Calumet, Inc. 54 2026 Proxy Statement

Pay Versus Performance
(3)
The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding the CEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for 2025 and 2024, Messrs. Lunin, Fleming, Obermeier, and Morical; and (ii) for 2023, Messrs. Fleming, Obermeier, and Morical.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the CEO), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with these rules, these amounts reflect “Total” compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below for 2025. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation methodologies used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Average Compensation Actually Paid to Non-CEO NEOs	2025
Average Summary Compensation Table Total	1,768,953
Less, average value of “Stock Awards” (“Unit Awards” of our predecessor) reported in Summary Compensation Table	706,502
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	477,727
Plus, average fair value as of vesting date of equity awards granted and vested in the year	107,162
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	(129,568)
Plus (less), average change in fair value from last day of prior fiscal year to vesting date for equity awards granted in prior years that vested in the year	(461,715)
Less, average prior year-end fair value for any equity awards forfeited in the year	—
Average Compensation Actually Paid to Non-CEO NEOs	1,056,057

(5)
Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price (or the Partnership’s unit price) at the end of each fiscal year shown and the beginning of the measurement period, and the beginning of the measurement period by (b) the Partnership’s unit price at the beginning of the measurement period. For each year in the table the beginning of the measurement period is December 31, 2022. For periods prior to July 11, 2024 (the date of the Conversion), the per unit price for the Partnership is shown, as the Company’s common stock was not traded.

(6)	The peer group used for this purpose is the following published industry index: S&P 400 Chemicals.
(7)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
(8)
Adjusted EBITDA with Tax Attributes was the primary measurement used to link compensation to performance for fiscal 2025. Adjusted EBITDA with Tax Attributes is calculated as EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark-to-market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, extinguishment costs, premiums and penalties; (f) any net gain or loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) amortization of turnaround costs; (h) lower of cost (“LCM”) inventory adjustments; (i) the impact of liquidation of inventory layers calculated using the last-in, first out (“LIFO”) method; (j) renewable identification numbers (“RINs”) mark-to-market adjustments; (k) RINs incurrence expense; and (l) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense, plus the notional value of CFPCs, less the difference between the notional value of any CFPCs sold and the amount realized from such sales. For 2025 Adjusted EBITDA with Tax Attributes was further adjusted for certain Clean Fuel Production Credits as described further in the “Subsequent Events” section of our 2025 Form 10-K. For 2022-2024, Adjusted EBITDA with Tax Attributes reflects the change in definition and calculation of Adjusted EBITDA to exclude RINs incurrence expense implemented during the first quarter of 2025.

Calumet, Inc. 55 2026 Proxy Statement

Pay Versus Performance
Description of Certain Relationships Between Information Presented in the Pay Versus Performance Table
As described in more detail in the “Compensation Discussion & Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid, Cumulative TSR and Peer Group TSR

CAP VS. TSR

$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Compensation ($000s)
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$(20.00)
Total Shareholder Return on $100 Invested at Beginning of Period
$100.00
$127.88
$135.38
$166.82
$150.53
$85.99
$98.83
$90.69
$79.24
$3,886
$3,033
$4,564
$3,702
$1,862
$2,556
$1,394
$6,989
$1,056
12/31/2021
2022
2023
2024
2025
CEO Compensation Actually Paid to Mr. Borgmann
CEO Compensation Actually Paid to Mr. Mawer
Average NEO Compensation Actually Paid
Calumet value of $100 Invested 12/31/21
Peer Group value of $100 Invested 12/31/21

Compensation Actually Paid and Net Income

CAP VS. Net Income (Loss)

$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Compensation ($000s)
$100
$50
$-
$(50)
$(100)
$(150)
$(200)
$(250)
$(300)
Net Income (Loss) ($MiL)
$3,886
$3,033
$4,564
$(173)
$48
$3,702
$1,862
$2,556
$1,394
$(222)
$6,989
$1,056
$(34)
2022
2023
2024
2025
CEO Compensation Actually Paid to Mr. Borgmann
CEO Compensation Actually Paid to Mr. Mawer
Average NEO Compensation Actually Paid
Net Income (Loss) ($MiL)

Calumet, Inc. 56 2026 Proxy Statement

Pay Versus Performance

Compensation Actually Paid and Adjusted EBITDA with Tax Attributes

CAP VS. Adjusted EBITDA with Tax Attributes

$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Compensation ($000s)
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$-
Adjusted EBITDA w/ Tax Attributes ($MiL)
$472
$355
$229
$293
$3,886
$3,033
$4,564
$3,702
$1,862
$2,556
$1,394
$6,989
$1,056
2022
2023
2024
2025
CEO Compensation Actually Paid to Mr. Borgmann
CEO Compensation Actually Paid to Mr. Mawer
Average NEO Compensation Actually Paid
Adjusted EBITDA w/ Tax Attributes ($MiL)

Financial Performance Measures
As described in greater detail under “Compensation Discussion & Analysis — Overview — Objectives of Compensation Programs,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy, primarily based on Adjusted EBITDA with Tax Attributes performance. The most important financial performance measure used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance is Adjusted EBITDA with Tax Attributes.

Calumet, Inc. 57 2026 Proxy Statement

Director Compensation
Officers or employees who also serve as directors do not receive additional compensation for their service as a director. Each director who is not an officer or employee receives an annual fee as well as compensation for attending meetings of the Board and board committee meetings. Non-employee directors were entitled to fees and equity awards for 2025 that consisted of the following:
•	an annual fee of $130,000 for the Chair of the Board, and $80,000 for all other non-employee Board members;
•	an annual equity award in the form of restricted stock units, valued at approximately $195,000 for the Chair of the Board, and $100,000 for all other non-employee Board members;
•
a one-time annual equity award in the form of restricted stock units, valued at approximately $97,500 for the Chair of the Board, and $50,000 for all other non-employee Board members serving on the Board on June 9, 2025.

•	a Lead Independent Director annual fee of $20,000;
•	an Audit Committee chair annual fee of $20,000;
•	a non-chair Audit Committee member annual fee of $10,000;
•	a Strategy and Growth Committee chair annual fee of $10,000;
•	a non-chair Strategy and Growth Committee annual fee of $5,000;
•	a Compensation Committee chair annual fee of $10,000;
•	a non-chair Compensation Committee annual fee of $4,000;
•	a Governance Committee chair annual fee of $12,000;
•	a non-chair Governance Committee annual fee of $7,500;
•	all other committee chair annual fee of $10,000; and
•	all other committee member annual fee of $2,500.
In addition, we reimburse each non-employee director for his or her out-of-pocket expenses incurred in connection with attending meetings of the Board or Board committees. Under certain circumstances, we will also indemnify each director for his or her actions associated with being a director to the fullest extent permitted under Delaware law.
Deferred Compensation Plan
Our directors are eligible to defer all or a portion of their fees earned into the Deferred Compensation Plan. When directors elect to defer any portion of their compensation into the plan, these deferred amounts are credited to the participant in the form of restricted stock units. The Compensation Committee may recommend a matching contribution for the deferred fees at its discretion. Restricted stock units credited to a participant’s account as either a deferral or a matching contribution carry distribution equivalent rights to be credited to the participant’s account in the form of additional restricted stock units. Matching contributions in the form of restricted stock units were credited to the accounts of each director who elected to defer all or a portion of their fees earned into the Deferred Compensation Plan for 2025 in the following number of restricted stock units: Mr. Mawer, 3,086; Ms. Schumacher, 2,080; Mr. Raymond, 2,222; and Mr. Boss, 697.

Calumet, Inc. 58 2026 Proxy Statement

Director Compensation
Director Compensation
The following table sets forth the compensation paid or provided to our non-employee directors for the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total
James S. Carter(3)	$54,625	$59,250	$113,875
Daniel J. Sajkowski	$98,750	$150,000	$248,750
Amy M. Schumacher	$92,750	$180,917	$273,667
Stephen P. Mawer	$137,500	$338,333	$475,833
Karen G. Narwold(3)	$48,000	$100,000	$148,000
Julio Quintana(3)	$46,250	$100,000	$146,250
Daniel L. Sheets(3)	$48,375	$50,000	$98,375
Paul C. Raymond III	$99,250	$183,083	$282,333
Jennifer G. Straumins	$87,500	$150,000	$237,500
John (“Jack”) G. Boss	$103,000	$160,300	$263,300
Karen A. Twitchell	$108,375	$150,000	$258,375

(1)
The amounts in this column include director fees which have been deferred under the Deferred Compensation Plan. During 2025, Messrs. Carter, Raymond, and Boss and Ms. Schumacher elected to defer some or all of their director fees.

(2)
The amounts in this column are calculated based on the aggregate grant date fair value of (i) annual restricted stock unit awards issued to non-employee directors serving on the board on the date the awards were granted, and (ii) matching restricted stock unit awards granted to those non-employee directors who deferred all, or a portion of, the fees they earned in 2025 pursuant to the Deferred Compensation Plan. The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. Please read Note 12 to our consolidated financial statements for the fiscal year ending December 31, 2025, included in our 2025 Form 10-K for a discussion of the assumptions used to determine the FASB ASC Topic 718 value of the awards. As of December 31, 2025, the following directors each held outstanding restricted stock units, including restricted stock units held under the Deferred Compensation Plan, as follows: Mr. Sajkowski, 71,632; Ms. Schumacher, 94,328; Mr. Mawer, 183,251; Mr. Raymond, 67,533; Ms. Straumins, 19,492; Mr. Boss, 34,644; Ms. Twitchell, 19,492; Ms. Narwold, 7,067; and Mr. Quintana, 7,067.

(3)
Messrs. Carter and Sheets retired from the Board as of the 2025 Annual Meeting, and Ms. Narwold and Mr. Quintana became directors as of their election at the 2025 Annual Meeting. The amounts for each reflect prorated compensation for their applicable period of service during 2025.

Calumet, Inc. 59 2026 Proxy Statement

Director Compensation
Equity Compensation Plan Information
The following table sets forth information about our common stock that may be issued upon the exercise of options, warrants, and rights under our existing equity compensation plans as of December 31, 2025.

	EQUITY COMPENSATION PLAN INFORMATION
	(A)	(B)	(C)
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(2)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))(2)
Equity compensation plans approved by stockholders(1)	2,471,179	—	—
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	2,471,179	—	—

(1)	Represents securities under the Company’s Amended and Restated Long-Term Incentive Plan (the “LTIP”).
(2)
As of December 31, 2025, the LTIP contemplated the issuance or delivery of up to 8,483,960 shares of common stock to satisfy awards under the LTIP. The number of shares of common stock presented in column (A) represents the maximum amount of shares of common stock that may be delivered pursuant to outstanding awards under the LTIP as of December 31, 2025. If such maximum number of shares of common stock had been delivered pursuant to outstanding awards, no shares of common stock would have remained available for future delivery under column (C) as of December 31, 2025.

Calumet, Inc. 60 2026 Proxy Statement

Proposal 3
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2026, and, as a matter of good corporate governance, our stockholders are being asked to ratify this selection. If our stockholders do not ratify Grant Thornton’s appointment, the Audit Committee will consider changing our independent registered public accounting firm for 2027. Whether or not stockholders ratify Grant Thornton’s appointment, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change is appropriate. A representative of Grant Thornton is expected to be available at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if he or she desires to do so, and is expected to be available to respond to appropriate questions.

FOR
The Board recommends a vote FOR the foregoing resolution.

Calumet, Inc. 61 2026 Proxy Statement

Proposal 3 Ratification of Selection of Independent Registered Public Accounting Firm
Principal Accountant Fees and Services
The following table presents fees billed (in millions) for professional services rendered by our independent auditor Grant Thornton LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2025 and December 31, 2024, respectively.

	2025 FEES	2024 FEES
Audit fees(1)	$2.2	$2.7
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$2.2	$2.7

(1)
Audit fees above include those related to our annual audit, audit of subsidiaries and quarterly review procedures. For 2025, audit fees also include the issuance of comfort letters in connection with certain agreed-upon procedures.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Pursuant to the Audit Committee’s Charter and the Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee pre-approved all audit and permissible non-audit services provided by the independent registered public accounting firm described above. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. These services included audit services, audit-related services, tax services, and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report to the Audit Committee on a quarterly basis regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
Additional Information Regarding Change of Independent Auditor
As previously disclosed, on March 1, 2024, the Audit and Finance Committee of the board of the General Partner dismissed Ernst & Young as the Partnership’s independent registered public accounting firm. The reports of Ernst & Young on the Partnership’s financial statements for each of the two fiscal years ended December 31, 2022 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2022 and 2023 and the subsequent interim period preceding the dismissal of Ernst & Young, there were no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their reports on the financial statements for such years.
During the fiscal years ended December 31, 2022 and 2023, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that Ernst & Young issued an adverse opinion in their report on internal control over financial reporting as of December 31, 2023 as a result of the material weakness in the Partnership’s internal control over financial reporting that the Partnership reported in Part II, Item 9A of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 29, 2024, related to the Partnership’s accounting for and subsequent measurement of the redeemable noncontrolling interest.

Calumet, Inc. 62 2026 Proxy Statement

Proposal 3 Ratification of Selection of Independent Registered Public Accounting Firm
On March 1, 2024, the Audit and Finance Committee of the board of the General Partner engaged Grant Thornton as the Partnership’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
During the fiscal years ended December 31, 2022 and 2023, or during any subsequent interim period prior to the engagement of Grant Thornton, neither the Partnership nor anyone on its behalf consulted with Grant Thornton with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership’s consolidated financial statements, and neither a written report nor oral advice was provided to the Partnership that Grant Thornton concluded was an important factor considered by the Partnership in reaching a decision as to any accounting, auditing, or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Calumet, Inc. 63 2026 Proxy Statement

Proposal 3 Ratification of Selection of Independent Registered Public Accounting Firm
Report of the Audit Committee
The Audit Committee is composed of four directors who meet the independence and experience requirements of the listing rules of The Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the board of directors (the “Board”) of Calumet, Inc. (“Calumet”). The members of the Audit Committee are Ms. Twitchell (Chair), Mr. Boss, Mr. Raymond, and Mr. Quintana. The Audit Committee met four times during 2025.
Management is responsible for the preparation, presentation, and integrity of Calumet’s financial statements, accounting, and financial reporting principles and internal controls and processes designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of Calumet’s consolidated financial statements and the effectiveness of Calumet’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing reports thereon.
The Audit Committee is responsible for oversight of Calumet’s accounting and financial reporting processes. The Audit Committee is also responsible for the appointment, compensation, and oversight of Calumet’s independent registered public accounting firm, including (i) annually evaluating the independent registered public accounting firm’s qualifications and performance, (ii) annually reviewing and confirming the independent registered public accounting firm’s independence, (iii) reviewing and approving the planned scope of the annual audit, (iv) overseeing the audit work of the independent registered public accounting firm, (v) reviewing and pre-approving any non-audit services that may be performed by the independent registered public accounting firm, which are considered in the evaluation of the independent registered public accounting firm’s independence, (vi) annually reviewing with Management and the independent registered public accounting firm the adequacy of Calumet’s internal control over financial reporting, (vii) annually reviewing Calumet’s critical accounting policies, and the application of accounting principles, and (viii) overseeing the conduct of the annual audit, including the oversight of the resolution of any issues identified by the independent registered public accounting firm. In evaluating the independent registered public accounting firm’s qualifications and performance and considering the independent registered public accounting firm for appointment, the Audit Committee considers the firm’s quality of engagement services, as well as the engagement team’s quality of audit services (including their knowledge, skills, and experience), the firm’s global capabilities and technical resources, the reasonableness of its fees, its communications with the Audit Committee, its independence, objectivity, and professional skepticism, its knowledge of Calumet, and its tenure as Calumet’s independent registered public accounting firm as well as regulatory reviews of the firm and the firm’s responses thereto. As part of this evaluation, the Audit Committee considers information provided by the firm as well as from Management, including from the Chief Financial Officer, Chief Accounting Officer, and Director of Internal Audit.
To consider the independence of Calumet’s independent registered public accountant, the Audit Committee has received from Grant Thornton LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Grant Thornton LLP their independence. In addition, the Audit Committee follows the applicable laws, rules, and regulations regarding the rotation of audit partners, including Rule 2-01 of Regulation S-X. The Audit Committee is involved in the selection of the audit partner when a rotational change is required.
During 2025, the Audit Committee met privately with Grant Thornton LLP to discuss the results of the audit, evaluations by the independent registered public accounting firm of Calumet’s internal control over financial reporting, and the quality of Calumet’s financial reporting. In addition, in connection with its regularly scheduled meetings, the Audit Committee met privately with each of Calumet’s Chief Financial Officer, General Counsel, Compliance Officer, and Director of Internal Audit to discuss various legal, accounting, auditing, and internal control over financial reporting matters.
The Audit Committee has reviewed and discussed the audited consolidated financial statements contained in Calumet’s Annual Report on Form 10-K for the year ended December 31, 2025 with Management. This review included a discussion of the

Calumet, Inc. 64 2026 Proxy Statement

Proposal 3 Ratification of Selection of Independent Registered Public Accounting Firm
accounting principles, reasonableness of significant judgments, and clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that Calumet’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and the Audit Committee has reviewed and discussed the consolidated financial statements with Grant Thornton LLP.
The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission (the “SEC”).
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Calumet’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

This report is submitted by the Audit Committee:

Karen A. Twitchell (Chair)
John (“Jack”) G. Boss
Paul C. Raymond III
Julio Quintana

Calumet, Inc. 65 2026 Proxy Statement

Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 6, 2026, except as otherwise indicated, by:
•	each current stockholder who is known by us to own beneficially more than 5% of our common stock;
•	each current director;
•	each of our named executive officers listed in the Summary Compensation Table in “Executive Compensation” elsewhere in this Proxy Statement; and
•	all current directors and Executive Officers as a group.
Shares of common stock that are issuable upon vesting of RSUs within 60 days of April 6, 2026 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such RSUs but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes following the table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
BENEFICIAL OWNERSHIP TABLE

	SHARES BENEFICIALLY OWNED
NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER(1)	PERCENT(1)
Greater Than 5% Stockholders
The Heritage Group(2) 6640 Intech Blvd, Suite 200 Indianapolis, Indiana 46268	15,690,183	18.03%
Two Seas Capital LP(3) 32 Elm Place – 3rd Floor Rye, New York 10001	8,098,229	9.30%
Wasserstein Debt Opportunities Management, LP and related persons(4) 1185 Avenue of the Americas, 39th Floor New York, New York 10036	6,033,379	6.93%
BlackRock, Inc.(5) 50 Hudson Yards New York, New York 10001	4,708,310	5.41%

Calumet, Inc. 66 2026 Proxy Statement

Stock Ownership Information

	SHARES BENEFICIALLY OWNED
NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER(1)	PERCENT(1)
John (“Jack”) G. Boss	28,793	*
Stephen P. Mawer	303,310	*
Paul C. Raymond III	24,733	*
Daniel J. Sajkowski	81,958	*
Amy M. Schumacher (2)(6)	255,395	*
Jennifer G. Straumins	943,438	1.08%
Karen A. Twitchell	6,322	*
Karen G. Narwold	—	*
Julio Quintana	—	*
Bradford T. Sanders	—	*
Todd Borgmann(7)	263,742	*
David A. Lunin(7)	2,500	*
Bruce A. Fleming(7)	549,963	*
Scott Obermeier(7)	237,656	*
Gregory J. Morical(7)	47,811	*
All current directors, director nominees and executive officers as a group (15 persons)	2,745,621	3.15%

*	Less than 1% of Calumet’s outstanding common stock.
(1)
The percentages are calculated using 87,040,558 outstanding shares of common stock on April 6, 2026, as adjusted pursuant to Rule 13d-3(d)(1)(i) of the Exchange Act. Pursuant to Rule 13d-3(d)(1), beneficial ownership information for each person also includes any shares of common stock that are issuable to such person upon vesting of RSUs within 60 days of April 6, 2026.

(2)
Twenty-eight grantor trusts indirectly own all of the outstanding general partner interests in The Heritage Group, an Indiana general partnership. The direct or indirect beneficiaries of the grantor trusts are members of the Fehsenfeld family. Each of the grantor trusts has seven trustees, Fred M. Fehsenfeld, Jr., James C. Fehsenfeld, William S. Fehsenfeld, Amy M. Schumacher, Megan N. Arlinghaus, Clare S. Stoner Fehsenfeld, and Geoffrey C. Dillon, each of whom exercises equivalent voting rights with respect to each such trust. Amy M. Schumacher, who is a director of Calumet, disclaims beneficial ownership of all of the common shares owned by The Heritage Group, and none of these shares are shown as being beneficially owned by such directors in the table above. Of these common shares, 1,200,000 are owned by The Heritage Group Investment Company, LLC (“Investment LLC”). Investment LLC is under common ownership with The Heritage Group. The Heritage Group, although not the owner of the common shares, serves as the Manager of Investment LLC, and in that capacity has sole voting and investment power over the common shares. In addition, the common shares shown as being beneficially owned by The Heritage Group include 882,974 shares owned by Calumet, Incorporated. The Heritage Group disclaims beneficial ownership of the common shares owned by Investment LLC and Calumet, Incorporated except to the extent of its pecuniary interest therein.

(3)	Based on the Schedule 13G/A filed with the SEC on February 17, 2026. According to the Schedule 13G/A, Two Seas Capital LP has sole voting power and sole dispositive power over 8,098,229 common shares.
(4)
Based on the Schedule 13G/A filed with the SEC on March 19, 2025. According to the Schedule 13G/A, Wasserstein Debt Opportunities Management has shared voting power and shared dispositive power over 5,683,832 common shares. The general partner of Wasserstein Debt Opportunities Management is WDO Management GP, LLC (the “General Partner”). Rajay Bagaria is a control person of Wasserstein Debt Opportunities Management and manager of the General Partner and could be deemed to share such indirect beneficial ownership with Wasserstein Debt Opportunities Management and the General Partner. Additionally, Mr. Bagaria personally owns 349,547 common shares, over which he has sole voting power and sole dispositive power, and such common shares are reflected in the table. Joseph Dutton is a control person of Wasserstein Debt Opportunities Management and could be deemed to share such indirect beneficial ownership with Wasserstein Debt Opportunities Management. Additionally, Mr. Dutton personally owns 3,305 common shares, over which he has sole voting power and sole dispositive power, and such common shares are reflected in the table. Mr. Bagaria and Mr. Dutton each disclaim any beneficial ownership of any such common shares of common shares representing limited partnership interest in excess of their actual pecuniary interest therein.

Calumet, Inc. 67 2026 Proxy Statement

Stock Ownership Information
(5)
Based on the Schedule 13G filed with the SEC on July 17, 2025. According to the Schedule 13G, BlackRock Inc. has sole voting power over 4,560,024 common shares and sole dispositive power over 4,708,310 common shares.

(6)	Includes common shares that are owned by the spouse and children of Amy M. Schumacher, for which she disclaims beneficial ownership.
(7)
Ownership of common share amounts for our named executive officers and other current executive officers excludes outstanding restricted stock unit awards, both vested and unvested as of April 6, 2026, which we expect to settle in common shares. Each such individual’s total beneficially owned common shares, vested restricted stock units, and unvested restricted stock units are set forth in the table below.

NAME	COMMON SHARES BENEFICIALLY OWNED	VESTED RSUS	UNVESTED RSUS	TOTAL
Todd Borgmann	263,742	101,444	527,977	893,163
David A. Lunin	2,500	1,890	108,768	113,158
Bruce A. Fleming	549,963	390,381	184,831	1,125,175
Scott Obermeier	237,656	—	66,073	303,729
Gregory J. Morical	47,811	41,634	73,147	162,592

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act, as amended, requires Calumet’s directors and executive officers, as well as beneficial owners of 10% or more of Calumet’s common stock, to report their holdings and transactions in Calumet’s securities. Based on information furnished to Calumet and contained in reports filed pursuant to Section 16(a), as well as written representations that no other reports were required for 2025, Calumet’s directors and executive officers filed all reports required by Section 16(a) on a timely basis, except for one report related to one transaction each for Karen Twitchell, Amy Schumacher, Paul Raymond, Jennifer Straumins, John (“Jack”) Boss and Stephen Mawer; one report related to one transaction and five reports related to one transaction each for Daniel Sajkowski, in each case due to an administrative error.

Calumet, Inc. 68 2026 Proxy Statement

Information About the Meeting
The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/CLMT2026 on June 2, 2026, at 9:00 a.m. Eastern Time.
Only holders of record of our common stock at the close of business on April 6, 2026, which is the record date, will be entitled to vote at the Annual Meeting. This Proxy Statement and related proxy materials were first made available to stockholders on April 20, 2026. Our 2025 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2025, is enclosed with this Proxy Statement for stockholders receiving a paper copy of proxy materials. This Proxy Statement, together with our 2025 Annual Report, can be accessed on our Investor Relations website at https://calumet.investorroom.com.
To attend the Annual Meeting, vote or submit questions during the Annual Meeting, stockholders of record will be required to visit the meeting website listed above and log in using their 16-digit control number included on their proxy card or Notice. Beneficial owners should review the proxy materials and their voting instruction form or Notice for how to vote in advance of, and how to participate in, the Annual Meeting. Specifically, if you are a beneficial owner and your voting instruction form or the Notice does not indicate that you may vote the shares through the www.proxyvote.com website, you should contact your bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” (which will contain a 16-digit control number that will allow you to attend, participate in, or vote at the Annual Meeting).
We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan to virtually attend the Annual Meeting. If you have already voted prior to the Annual Meeting, you may nevertheless change or revoke your vote at the Annual Meeting as described below. Only stockholders as of the record date (April 6, 2026) are entitled to virtually attend the Annual Meeting. Each stockholder may appoint only one proxyholder or representative to virtually attend on the stockholder’s behalf. On the day of the Annual Meeting, if you experience technical difficulties either during the check-in process or during the Annual Meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. Stockholders may submit questions during the Annual Meeting on the Annual Meeting website. More information regarding the question and answer process, including the number and types of questions permitted and how questions will be recognized and answered will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website.
Each proxy received will be voted in accordance with the instructions specified in the proxy. Unless contrary instructions are specified, if the proxy is submitted (and not revoked) prior to the Annual Meeting, the shares of Calumet common stock represented by the proxy will be voted: (1) FOR the election of each of the three Class II director candidates nominated by the Board (Proposal 1); (2) FOR the non-binding, advisory resolution to approve Calumet’s executive compensation (Proposal 2); (3) FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 3); and in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.
Voting Rights
At the close of business on the record date, we had 87,040,558 shares of common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote for each share held as of the record date.

Calumet, Inc. 69 2026 Proxy Statement

Information About the Meeting
Quorum, Effect of Abstentions and Broker Non-Votes, and Vote Required to Approve the Proposals
A majority of the voting power of our common stock outstanding and entitled to vote at the meeting must be present or represented by proxy at the Annual Meeting in order to have a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter instead of voting for or against the matter.
If a quorum is present at the Annual Meeting, to be elected, a nominee for director shall be elected by a plurality of the votes cast. “Plurality” means that the individuals who receive the highest number of votes cast “FOR” are elected as directors. Under this voting standard, broker non-votes, if any, and votes that are withheld will not be counted as votes cast on the matter and will have no effect on the outcome of the election.
If a quorum is present at the Annual Meeting, approval of the proposals for:
•	the non-binding, advisory resolution to approve Calumet’s executive compensation (Proposal 2); and
•	the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (Proposal 3)
requires, in each case, the affirmative vote of the holders of at least a majority of the shares of the voting power of our common stock present or represented by proxy and entitled to vote on the matter. Under this voting standard, abstentions will have the effect of votes cast against the proposal, and broker non-votes will not affect the voting outcome.
The inspector of elections appointed for the Annual Meeting will separately tabulate for and against votes, abstentions, and broker non-votes.
Adjournment of Annual Meeting
In the event that a quorum shall fail to attend the Annual Meeting, either present or represented by proxy at the Annual Meeting, the chair of the meeting may adjourn the Annual Meeting, or alternatively, the holders of a majority of the shares of our common stock entitled to vote who are present or represented by proxy may adjourn the Annual Meeting. Any such adjournment proposed by a stockholder or person named as a proxy would require the affirmative vote of the majority of the shares present or represented by proxy at the Annual Meeting.
Expenses of Soliciting Proxies
Calumet will bear the expense of soliciting proxies to be voted at the Annual Meeting. Following the original mailing of the Notice Regarding the Availability of Proxy Materials and paper copies of proxy materials, we and/or our agents may also solicit proxies by mail, telephone, electronic transmission, including email, or in person. Following the original mailing of the Notice Regarding the Availability of Proxy Materials and paper copies of the proxy materials, we will request that brokers, custodians, nominees, and other record holders of our shares forward copies of the proxy materials to persons for whom they hold shares and request authority for the exercise of proxies. In such cases, we will reimburse the record holders for their reasonable expenses if they ask us to do so.

Calumet, Inc. 70 2026 Proxy Statement

Information About the Meeting
Internet and Telephone Voting
If you hold your shares as a stockholder of record as of the record date, you can simplify your voting process and save the Company expense by voting your shares by telephone at (800) 690-6903 or on the internet at www.proxyvote.com 24 hours a day, seven days a week. Telephone and internet voting are available through 11:59 p.m. Eastern Time on June 1, 2026. More information regarding internet voting is given on the Notice Regarding the Availability of Proxy Materials. If you hold your shares as of the record date through an intermediary, such as a bank or broker, the intermediary should provide you with separate instructions on a form you will receive from them. Many such intermediaries make telephone or internet voting available, but the specific processes available will depend on those intermediaries’ individual arrangements.
Revocability of Proxies
If you hold your shares as a stockholder of record, you may revoke any proxy that is not irrevocable by attending and voting at the Annual Meeting or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Company. If you hold your shares through an intermediary, such as a bank or broker, you must follow the instructions provided by the intermediary to change or revoke your voting instructions.
Householding
A number of brokerage firms have instituted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the firm delivers only one copy of the Notice Regarding the Availability of Proxy Materials or one copy of this Proxy Statement, together with our 2025 Annual Report, as the case may be, to multiple stockholders who share the same address and have the same last name, unless it has received contrary instructions from an affected stockholder. If your shares are held in “street name” and you would like to receive only one copy of these materials (instead of separate copies) in the future, please contact your bank, broker, or other holder of record to request information about householding. If you would like to receive an individual copy of the Notice Regarding the Availability of Proxy Materials or an individual copy of this Proxy Statement, together with our 2025 Annual Report, as the case may be, now or in the future, we will promptly deliver these materials to you upon request to Calumet, Inc., 1060 N Capitol Ave., Suite 6-401, Indianapolis, IN 46204, Attention: John Kompa or by phone at (317) 328-5660.

Calumet, Inc. 71 2026 Proxy Statement

Other Information
Stockholder Proposals and Nominations for the 2027 Annual Meeting of Stockholders
We strongly encourage any stockholder interested in submitting a stockholder proposal to contact our Secretary in advance of the applicable deadline described below to discuss the proposal. Our Governance Committee reviews all stockholder proposals and makes recommendations to the Board for action on such proposals. For information on recommending individuals for consideration as director nominees, see “Corporate Governance-Board Structure and Operations” elsewhere in this Proxy Statement.
Proposals for Inclusion in Proxy Statement
Under Rule 14a-8 of the Exchange Act, some stockholder proposals may be eligible for inclusion in our Proxy Statement for our 2027 Annual Meeting of Stockholders (other than nominees for director). These stockholder proposals must comply with Rule 14a-8 and must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8, to our Secretary at Calumet, Inc., 1060 N Capitol Ave., Suite 6-401, Indianapolis, IN 46204. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received. We must receive all submissions no later than 5:00 p.m. Eastern Time on December 21, 2026. Submitting a stockholder proposal does not guarantee that we will include it in our Proxy Statement for our 2026 Annual Meeting of Stockholders.
Other Proposals and Nominations
Our Bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of our stockholders, but which are not included in our Proxy Statement for that meeting. Under the advance notice provisions of our Bylaws, written notice of any such nominations for directors or other business proposals must be delivered to our Secretary at Calumet, Inc., 1060 N Capitol Ave., Suite 6-401, Indianapolis, IN 46204, no earlier than 5:00 p.m. Eastern Time on February 2, 2026 and no later than 5:00 p.m. Eastern Time on March 4, 2026. The notice must include the information required by these advance notice provisions. If our 2027 Annual Meeting of Stockholders is held more than 30 days before or more than 60 days after the anniversary of our 2026 Annual Meeting of Stockholders, a stockholder seeking to nominate a candidate for election to the Board or propose any business at our 2027 Annual Meeting of Stockholders, pursuant to these advance notice provisions, must submit notice of any such nomination or proposed business or no earlier than 5:00 p.m. Eastern Time on the 120th day prior to our 2027 Annual Meeting of Stockholders and no later than 5:00 p.m. Eastern Time on the later of the 90th day prior to our 2027 Annual Meeting of Stockholders or the 10th day following the day on which the date of our 2027 Annual Meeting of Stockholders is first publicly announced by us. These advance notice provisions are separate from the requirements that a stockholder must meet in order to have proposal included in the Proxy Statement.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Calumet’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 5:00 p.m. Eastern Time, April 3, 2027 (or, if the 2027 Annual Meeting of Stockholders is called for a date that is more than 30 days before or more than 30 days after such anniversary date, then notice must be provided not later than the close of business on the later of 60 calendar days prior to the

Calumet, Inc. 72 2026 Proxy Statement

Other Information
2027 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the 2027 Annual Meeting of Stockholders is first made by the Company). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our Bylaws as described above.
Other Business
The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, the proxies received will be voted in accordance with the best judgment of the persons voting such proxies.
Whether or not you expect to attend the Annual Meeting, please complete the proxy electronically as described on the Notice Regarding the Availability of Proxy Materials and under “Information About the Meeting-Internet and Telephone Voting” in this Proxy Statement, or alternatively, if you have received paper copies of our proxy materials, please complete, date, sign, and promptly return the proxy card or voting instruction form in the enclosed postage paid envelope or cast your vote by phone so that your shares may be represented at the Annual Meeting.
Communicating with Calumet
Visit our main website at https://calumet.com for additional information regarding our products and services, capabilities, technologies, and customer support. Our Investor Relations website at https://calumet.investorroom.com contains key corporate governance documents, financial information, links to our SEC filings, and a copy of this Proxy Statement, together with our 2025 Annual Report. References to our 2025 Annual Report and website references throughout this Proxy Statement (including any hyperlinks) are provided for convenience only, and the contents in our 2025 Annual Report and on the websites are not incorporated by reference into this Proxy Statement.
A copy of this Proxy Statement, together with our 2025 Annual Report, will be sent without charge to any stockholder who requests it. Please direct your requests to Calumet Investor Relations at john.kompa@calumetspecialty.com (and specify your mailing address).
If you have any questions concerning the Annual Meeting or the proposals to be voted on at the Annual Meeting, you may submit your questions to the following address:
Calumet, Inc.
Attention: Investor Relations
1060 N Capitol Ave
Suite 6-401
Indianapolis, IN 46204-1044
or via email at john.kompa@calumetspecialty.com

Phone: +1 (317) 328-5660
If you have any questions concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer shares, and similar issues, please contact our transfer agent Computershare by calling (800) 736-3001 (U.S.) or +1 (781) 575-3100 (outside the U.S.), or by accessing their website at https://www.computershare.com/investor.
If you have any questions concerning accounts of stockholders who hold their shares through an intermediary, such as a bank or broker, please contact the intermediary.

Calumet, Inc. 73 2026 Proxy Statement

Appendix I
Non-GAAP Financial Measures
We include in this Proxy Statement the non-GAAP financial measures Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes. We provide reconciliations of Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes to Net income (loss), our most directly comparable financial performance measure calculated and presented in accordance with GAAP.
Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes are used as supplemental financial measures by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess:
•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;
•	our operating performance and return on capital as compared to those of other companies in our industries, without regard to financing or capital structure; and
•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
We believe that these non-GAAP measures are useful to analysts and investors as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay interest to our noteholders. However, the indentures governing our senior notes contain covenants that, among other things, restrict our ability to pay dividends. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.
We define EBITDA for any period as net income (loss) plus interest expense (including amortization of debt issuance costs), income taxes and depreciation and amortization. We believe net income (loss) is the most directly comparable GAAP measure to EBITDA.
During the first quarter of 2025, the CODM changed the definition and calculation of Adjusted EBITDA to exclude renewable identification numbers (“RINs”) incurrence expense (see item (k) below). The Company’s RINs incurrence expense is calculated by multiplying the RINs obligation in the period incurred (based on actual results) by the spot price on the day the RINs obligation is incurred for each accounting period. The resulting non-cash incurrence expenses are included in cost of sales in the statements of operations. The Company believes that this revised definition and calculation better reflects the performance of the Company’s business segments including cash flows because it excludes these non-cash fluctuations. Adjusted EBITDA has been revised for all periods presented to consistently reflect this change. For all periods presented in the Company’s consolidated balance sheets and consolidated results of operations, we did not purchase any RINs.
We define Adjusted EBITDA for any period as EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark-to-market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, extinguishment costs, premiums and penalties; (f) any net gain or loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) amortization of turnaround costs; (h) LCM inventory adjustments; (i) the impact of liquidation of inventory layers calculated using the LIFO method; (j) RINs mark-to-market adjustments; (k) RINs incurrence expense; and (l) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.

Calumet, Inc. I-1 2026 Proxy Statement

We define Adjusted EBITDA with Tax Attributes for any period as Adjusted EBITDA plus the notional value of federal clean fuel production tax credits (“CFPCs”), less the difference between the notional value of any CFPCs sold and the amount realized from such sales during the period.
The definition of Adjusted EBITDA presented in this Proxy Statement is similar to the calculation of “Consolidated Cash Flow” contained in the indentures governing our senior notes. We are required to report Consolidated Cash Flow to the holders of our senior notes and Adjusted EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments.
Adjusted EBITDA and Adjusted EBITDA with Tax Attributes should not be considered alternatives to Net income (loss) or Operating income (loss) or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by Adjusted EBITDA and Adjusted EBITDA with Tax Attributes, management recognizes and considers the limitations of these measurements. Adjusted EBITDA and Adjusted EBITDA with Tax Attributes do not reflect our liabilities for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, Adjusted EBITDA and Adjusted EBITDA with Tax Attributes are only two of several measurements that management utilizes. Moreover, our definition of Adjusted EBITDA and Adjusted EBITDA with Tax Attributes may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA and Adjusted EBITDA with Tax Attributes in the same manner.
The following tables present a reconciliation of Net income (loss), our most directly comparable GAAP financial performance measure to Adjusted EBITDA and Adjusted EBITDA with Tax Attributes for each of the periods indicated (in millions).

	Year Ended December 31,
	2025	2024
Reconciliation of Net income (loss) to Adjusted EBITDA and Adjusted EBITDA with Tax Attributes
Net income (loss)	$(33.8)	$(222.0)
Add:
Interest expense	215.8	236.7
Depreciation and amortization	148.9	149.0
Income tax (benefit) expense	(92.6)	0.8
EBITDA	$238.3	$164.5
Add:
LCM / LIFO loss	$19.9	$12.3
Unrealized gain on derivative instruments	(24.0)	(47.1)
Debt extinguishment costs	47.4	0.4
Amortization of turnaround costs	41.0	38.0
Loss on impairment and disposal of assets	1.3	2.0
Gain on sale of business	(55.8)	—
RINs incurrence (gain) expense	(232.0)	34.5
RINs mark-to-market (gain) loss	156.0	(66.4)

Calumet, Inc. I-2 2026 Proxy Statement

	Year Ended December 31,
	2025	2024
Equity-based compensation and other items	14.4	19.7
Other(1)	(8.1)	75.5
Noncontrolling interest adjustments	12.8	(4.1)
Adjusted EBITDA	$211.2	$229.3
Tax attributes(2)	82.1	—
Adjusted EBITDA with Tax Attributes	$293.3	$229.3

(1)	For the year ended December 31, 2024, other non-recurring expenses included a $51.3 million realized loss on derivatives related to our inventory financing arrangements.
(2)
Tax attribute amounts reflect 100% of the notional value of CFPCs generated for each respective period presented less any discounts on the sale of CFPCs. The CFPCs can be realized by applying the credits to the Company’s federal income tax liability or sold in a secondary market at a discounted rate.

The following table presents a reconciliation of Performance Brands Segment Net income (loss), our most directly comparable GAAP financial performance measure to Performance Brands Segment Adjusted EBITDA(in millions).

	Year Ended December 31,
	2025	2024
Reconciliation of Performance Brands Segment Net income (loss) to Segment Adjusted EBITDA and Segment Adjusted EBITDA with Tax Attributes:
Performance Brands Segment Net income (loss)	$99.6	$48.0
Add:
Depreciation and amortization	$5.5	$8.7
LCM / LIFO loss	0.8	0.6
Loss on impairment and disposal of assets	—	—
(Gain) on sale of business	(58.1)	—
Interest expense	0.1	0.1
Performance Brands Segment Adjusted EBITDA	$47.9	$57.4

Calumet, Inc. I-3 2026 Proxy Statement

CALUMET

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 1, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CLMT2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 1, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93928-P45412

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CALUMET, INC.

The Board of Directors recommends you vote "FOR" all of the following director nominees:

	For All	Withhold All	For All Except
1. Election of Class II Director Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Todd Borgmann
02) Daniel J. Sajkowski
03) Bradford T. Sanders

The Board of Directors recommends you vote "FOR" Proposal 2:

	For	Against	Abstain
2. To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote "FOR" Proposal 3:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and 2026 Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

V93929-P45412

CALUMET, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 2, 2026 9:00 AM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Todd Borgmann, David Lunin and Gregory Morical, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CALUMET, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Eastern Time, on June 2, 2026, virtually at www.virtualshareholdermeeting.com/CLMT2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the above named proxies will vote "FOR" the election of all the director nominees listed under Proposal 1, "FOR" Proposal 2, and "FOR" Proposal 3. In their discretion, the above named proxies are authorized to vote on any other matter as may properly come before the Annual Meeting or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any director nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).

Continued and to be signed on reverse side